                                                                    EXHIBIT 99.1

================================================================================


                              FTI Consulting, Inc.







                      $7,500,000 Revolving Credit Facility

                    $45,000,000 Series A Term Loan Facility

                    $16,000,000 Series B Term Loan Facility


                                 ______________

                                Credit Agreement

                                 ______________







                          Dated as of February 4, 2000

================================================================================

                               Table of Contents

                         (Not a part of the Agreement)

Section                                               Heading                                   Page
Section 1.              The Credit; Definitions; Collateral................................      1

   Section 1.1.         Revolving Credit...................................................      1
   Section 1.2.         Term Credit........................................................      2
   Section 1.3.         Manner and Disbursement of Revolving Loans.........................      3
   Section 1.4.         Collateral.........................................................      5

Section 2.              Interest and Change In Circumstances...............................      5

   Section 2.1.         Interest Rate Options..............................................      5
   Section 2.2.         Minimum LIBOR Portion Amounts......................................      6
   Section 2.3.         Computation of Interest............................................      6
   Section 2.4.         Manner of Rate Selection...........................................      6
   Section 2.5.         Change of Law......................................................      7
   Section 2.6.         Unavailability of Deposits or Inability to Ascertain Adjusted
                           LIBOR...........................................................      7
   Section 2.7.         Taxes and Increased Costs..........................................      7
   Section 2.8.         Change in Capital Adequacy Requirements............................      8
   Section 2.9.         Funding Indemnity..................................................      9
   Section 2.10.        Lending Branch.....................................................      9
   Section 2.11.        Discretion of Lenders as to Manner of Funding......................     10
   Section 2.12.        Requested Compensation, Etc........................................     10
   Section 2.13.        All Obligations to Constitute Joint and Several Obligations........     10
   Section 2.14.        Maximum Borrower Liability.........................................     11

Section 3.              Fees...............................................................     13

   Section 3.1.         Administration Fees................................................     13
   Section 3.2.         Revolving Credit Commitment Fee....................................     13
   Section 3.3.         Field Examination and Appraisal Fees...............................     14

Section 4.              Conditions to Loans................................................     14

   Section 4.1.         Conditions to Initial Borrowing of Loans...........................     14
   Section 4.1.1.       Representations and Warranties.....................................     14
   Section 4.1.2.       Performance; No Default............................................     14
   Section 4.1.3.       Compliance Certificates............................................     14
   Section 4.1.4.       Opinions of Counsel................................................     15
   Section 4.1.5.       Purchase Permitted By Applicable Law, Etc..........................     15
   Section 4.1.6.       Related Transactions...............................................     15
   Section 4.1.7.       Financing Documents................................................     16
   Section 4.1.8.       Payment of Expenses................................................     16
   Section 4.1.9.       Lien Searches......................................................     16

   Section 4.1.10.      Changes in Corporate Structure.....................................     16
   Section 4.1.11.      Recording; Releases; Delivery of Pledged Shares....................     16
   Section 4.1.12.      Environmental Questionnaires.......................................     17
   Section 4.1.13.      Closing Date Balance Sheet, Etc....................................     17
   Section 4.1.14.      Key Man Life Insurance.............................................     18
   Section 4.1.15.      Evidence of Insurance..............................................     18
   Section 4.1.16.      Closing Fees.......................................................     18
   Section 4.1.17.      Summary Flow of Funds Statement....................................     18
   Section 4.1.18.      Due Diligence......................................................     18
   Section 4.1.19.      Capitalization and Corporate Structure.............................     18
   Section 4.1.20.      Compensation Plan..................................................     18
   Section 4.1.21.      Material Adverse Change............................................     19
   Section 4.1.22.      Collateral Agent Certificate.......................................     19
   Section 4.1.23.      Proceedings and Documents..........................................     19
   Section 4.1.24.      Consents, Approvals, Filings, etc..................................     19
   Section 4.1.25.      Settlement Agent...................................................     19
   Section 4.1.26.      LLC Purchase Agreement.............................................     19
   Section 4.1.27.      Borrowing Base Certificate; Receivables Aging......................     19
   Section 4.1.28.      Solvency Opinions..................................................     20
   Section 4.2.         Conditions to Borrowing of Revolving Credit Loans..................     20

Section 5.              Representations and Warranties of the Obligors.....................     21

   Section 5.1.         Organization; Power and Authority..................................     21
   Section 5.2.         Authorization, Etc.................................................     21
   Section 5.3.         Disclosure.........................................................     21
   Section 5.4.         Affiliates.........................................................     22
   Section 5.5.         Financial Statements...............................................     22
   Section 5.6.         Compliance with Laws, Other Instruments, Etc.......................     22
   Section 5.7.         Governmental Authorizations, Etc...................................     23
   Section 5.8.         Litigation; Observance of Agreements, Statutes and Orders..........     23
   Section 5.9.         Taxes..............................................................     23
   Section 5.10.        Title to Property; Leases..........................................     23
   Section 5.11.        Licenses, Permits, Etc.............................................     24
   Section 5.12.        Compliance with ERISA..............................................     24
   Section 5.13.        Private Offering by the Company....................................     26
   Section 5.14.        Use of Proceeds; Margin Regulations................................     26
   Section 5.15.        Existing Debt; Future Liens........................................     26
   Section 5.16.        Foreign Assets Control Regulations, Etc............................     26
   Section 5.17.        Status under Certain Statutes......................................     26
   Section 5.18.        Environmental Matters..............................................     27
   Section 5.19.        Collateral; Pledged Shares.........................................     27
   Section 5.20.        Insurance..........................................................     27
   Section 5.21.        Patents, Trademarks and Copyrights.................................     28
   Section 5.22.        Solvency...........................................................     28
   Section 5.23.        Material Contracts.................................................     28
   Section 5.24.        Year 2000 Compliance...............................................     28

   Section 5.25.        Additional Representations and Warranties..........................     28

Section 6.              Representation of Each Lender......................................     28

Section 7.              Information as to Company..........................................     29

   Section 7.1.         Financial and Business Information.................................     29
   Section 7.2.         Officer's Certificate..............................................     33
   Section 7.3.         Inspection.........................................................     34

Section 8.              Prepayment of the Revolving Credit Note; Termination, Etc..........     34

   Section 8.1.         Voluntary Prepayments..............................................     34
   Section 8.2.         Borrowing Base Mandatory Prepayment................................     34
   Section 8.3.         Terminations.......................................................     35
   Section 8.4.         Mandatory Term Note Prepayments....................................     35
   Section 8.5.         Place and Application of Payments..................................     36
   Section 8.6.         Settlement.........................................................     38
   Section 8.7.         Notations..........................................................     39

Section 9.              Affirmative Covenants..............................................     40

   Section 9.1.         Compliance with Law................................................     40
   Section 9.2.         Insurance..........................................................     40
   Section 9.3.         Maintenance of Properties, Environmental Matters, Etc..............     43
   Section 9.4.         Payment of Taxes and Claims........................................     43
   Section 9.5.         Corporate Existence, Etc...........................................     44
   Section 9.6.         Interest Rate Protection Program...................................     44
   Section 9.7.         Taxes..............................................................     44
   Section 9.8.         Landlord Consents; Mortgagee Acknowledgements......................     46
   Section 9.9.         Pro Forma Balance Sheet............................................     47
   Section 9.10.        Use of Proceeds....................................................     47
   Section 9.11.        Year 2000 Problem..................................................     47

Section 10.             Negative Covenants.................................................     48

   Section 10.1.        Coverage Ratios....................................................     48
   Section 10.2.        Current Ratio......................................................     50
   Section 10.3.        Minimum EBITDA.....................................................     50
   Section 10.4.        Debt to Cash Flow Ratio............................................     50
   Section 10.5.        Lease Rentals......................................................     51
   Section 10.6.        Maximum Compensation...............................................     52
   Section 10.7.        Limitation on Capital Expenditures.................................     52
   Section 10.8.        Limitations on Debt................................................     52
   Section 10.9.        Limitation on Liens................................................     53
   Section 10.10.       Distributions......................................................     54
   Section 10.11.       Restricted Investment..............................................     54
   Section 10.12.       Merger, Consolidation, Etc.........................................     54

   Section 10.13.       Sale of Assets.....................................................     55
   Section 10.14.       Issuance of Certain Stock..........................................     55
   Section 10.15.       Sale-and-Leasebacks................................................     56
   Section 10.16.       Prohibition of Change in Fiscal Year...............................     56
   Section 10.17.       Sale or Discount of Receivables....................................     56
   Section 10.18.       Subsidiaries.......................................................     56
   Section 10.19.       Partnerships, Joint Ventures and LLC's.............................     56
   Section 10.20.       Margin Securities..................................................     56
   Section 10.21.       Payments of Debt...................................................     56
   Section 10.22.       No Amendment of Organizational Documents...........................     57
   Section 10.23.       Guaranties.........................................................     57
   Section 10.24.       Amendments to Other Documents......................................     57
   Section 10.25.       Transactions with Affiliates.......................................     58
   Section 10.26.       Line of Business...................................................     58
   Section 10.27.       Termination of Pension Plans.......................................     58
   Section 10.28.       Material Contracts Assigned........................................     59
   Section 10.29.       Certain Compensation...............................................     59

Section 11.             Events of Default..................................................     59

Section 12.             Remedies on Default, Etc...........................................     62

   Section 12.1.        Bankruptcy Defaults................................................     62
   Section 12.2.        Non-Bankruptcy Default.............................................     62
   Section 12.3.        No Waivers or Election of Remedies, Expenses, Etc..................     63
   Section 12.4.        Interest Upon Acceleration.........................................     63

Section 13.             Expenses, Indemnity, Etc...........................................     63

   Section 13.1.        Transaction Expenses...............................................     63
   Section 13.2.        General Indemnity..................................................     64
   Section 13.3.        Survival...........................................................     64

Section 14.             Survival of Representations and Warranties; Entire Agreement.......     64

Section 15.             Amendment and Waiver...............................................     65

   Section 15.1.        Requirements.......................................................     65
   Section 15.2.        Solicitation of Lenders............................................     65
   Section 15.3.        Binding Effect, Etc................................................     66

Section 16.             Notices............................................................     66

Section 17.             The Agents.........................................................     67
   Section 17.1.        Appointment and Authorization......................................     67
   Section 17.2.        Rights as a Lender.................................................     68
   Section 17.3.        Standard of Care...................................................     68

   Section 17.4.        Costs and Expenses.................................................     69
   Section 17.5.        Indemnity..........................................................     69
   Section 17.6.        Consultation with Experts..........................................     69
   Section 17.7.        Enforcement of Collateral..........................................     69
   Section 17.8.        Hedging Arrangements...............................................     70

Section 18.             Participations; Assignments........................................     70

   Section 18.1.        Participations.....................................................     70
   Section 18.2.        Assignment Agreements..............................................     70

Section 19.             Miscellaneous......................................................     71

   Section 19.1.        Successors and Assigns.............................................     71
   Section 19.2.        Actions and Proceedings............................................     71
   Section 19.3.        Severability.......................................................     72
   Section 19.4.        Construction.......................................................     72
   Section 19.5.        Counterparts.......................................................     72
   Section 19.6.        Payments Due on Non-Business Days..................................     72
   Section 19.7.        Governing Law......................................................     73
   Section 19.8.        Agreement of Lenders...............................................     73
   Section 19.9.        Waiver of Trial by Jury............................................     73
   Section 19.10.       Reproduction of Documents..........................................     73
   Section 19.11.       Confidential Information...........................................     73
Signature..................................................................................     75

Attachments to Credit Agreement:

Schedule A         -    Information Relating To the Lenders

Schedule B         -    Defined Terms

Schedule 1.2(a)    -    Term A Note Installments

Schedule 1.2(b)    -    Term B Note Installments

Schedule 5.3       -    Material Adverse Changes

Schedule 5.4       -    Affiliates, Directors and Senior Officers of the Company

Schedule 5.5       -    Description of Financial Statements

Schedule 5.6       -    Material Indentures

Schedule 5.8       -    Litigation

Schedule 5.14      -    Use of Proceeds

Schedule 5.15      -    Existing Debt, Investments and Liens

Schedule 5.21      -    Patents, Trademarks and Copyrights

Schedule 5.23      -    Material Contracts

Schedule 10.6      -    Description of Compensation Plans

Schedule 10.10     -    Description of Earn-outs

Exhibit 1.1        -    Form of Revolving Credit Note

Exhibit 1.2(a)     -    Form of Term A Note

Exhibit 1.2(b)     -    Form of Term B Note

Exhibit 4.1.4(a)   -    Form of Opinion of Counsel for the Obligors

Exhibit 4.1.4(c)   -    Form of Opinion of Special Counsel for the Lenders

Exhibit 4.1.13(d)  -    Financial Condition Certificate

Exhibit 4.1.22     -    Form of Certificate of the Collateral Agent

Exhibit 10.18      -    Form of Joinder Agreement

Exhibit 10.28-1    -    Form of Assignment Provision

Exhibit 10.28-2    -    Form of License Agreement

                              FTI Consulting, Inc.
                              2021 Research Drive
                           Annapolis, Maryland 21401

                      $7,500,000 Revolving Credit Facility
                    $45,000,000 Series A Term Loan Facility
                    $16,000,000 Series B Term Loan Facility


     This Credit Agreement dated as of February 4, 2000 (this "Agreement"), by and among FTI Consulting, Inc., a Maryland corporation (the "Company"), the Subsidiaries signing this Agreement and any Subsidiaries now or hereafter parties to this Agreement (such Subsidiaries (including, without limitation, Policano & Manzo, LLC) being referred to collectively as the "Co-Borrowers" and, together with the Company, as the "Obligors" or "Borrowers"), Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc. ("Newcourt"), as Administrative Agent for the Revolving Credit Facility and the Term Loan facilities (the "Administrative Agent"), as Collateral Agent (the "Collateral Agent"), and as Book Manager (the "Book Manager"), SunTrust Bank N.A. ("SunTrust") as Documentation Agent (the "Documentation Agent"), Capital Syndication Corporation, an affiliate of The CIT Group, Inc., as Syndication Agent and Lead Arranger, Bank of America, N.A. ("B of A") as Co-Lead Arranger (the "Co-Lead Arranger") and Newcourt, SunTrust, ING (U.S.) Capital LLC ("ING") and B of A as Lenders. References herein to "the Agent" shall be deemed to refer to the Administrative Agent. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.  The Credit; Collateral.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "Revolving Credit") to the Obligors which may be availed of by the Obligors from time to time during the period from and including the date hereof to but not including the Revolving Credit Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of the Revolving Credit which each Lender agrees to extend to the Obligors shall be as set forth opposite such Lender's name on Schedule A hereto under the heading "Revolving Credit Commitment" or as otherwise provided in
Section 18.2 hereof, as such amount may be reduced pursuant hereto (collectively for all Lenders, the "Revolving Credit Commitments"). The Revolving Credit shall be utilized by the Obligors solely for working capital and shall be in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"); provided that the aggregate principal amount of Revolving Credit Loans outstanding at any one time shall not exceed the lesser of (i) Revolving Credit Commitments (as the same may be reduced pursuant to Section 8.3) and (ii) the Borrowing Base as then determined and computed. Each Borrowing of Revolving Credit Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $10,000. Each Borrowing of Revolving Credit Loans shall be made ratably by the Lenders in accordance with their Percentages of the Revolving Credit Commitments. The obligations of the

FTI Consulting, Inc.                                          Credit Agreement

Lenders hereunder to make Revolving Credit Loans are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment. All Revolving Credit Loans made by a Lender shall be made against and evidenced by a single promissory note of the Obligors in the form (with appropriate insertions) attached hereto as Exhibit 1.1 (individually, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes") payable to the order of such Lender in the principal amount of its Revolving Credit Commitment. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Revolving Credit Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Obligors on account of such Revolving Credit Note shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received. During the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Obligors may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions of this Agreement. The Co-Borrowers hereby appoint the Company as their agent for the purposes of making all Borrowings hereunder, including the giving of notices and the making of requests under Section 1.3 hereof and for the purposes of making all payments hereunder and under all Notes and other Financing Documents, including, but without limitation, all installment payments and all payments under Sections 3, 8, 12 and 13 hereof. In addition, the Company is appointed as agent for the Co-Borrowers for the purposes of making any determination with respect to interest rate options contemplated under Sections 2.1 and 2.4. Unless the context otherwise requires, references hereinbelow to the "Company" shall mean and include the Company, individually, as a borrower hereunder as well as the Company, as agent for the Co-Borrowers. The Agents and the Lenders shall be entitled to rely on the Company as agent for the Co-Borrowers for all purposes hereunder and under the other Financing Documents. The Company specifically accepts such appointment as agent of the Co-Borrowers for all such purposes. The Co-Borrowers specifically acknowledge and agree that each shall be primarily, jointly and severally liable for the payment and performance of all liabilities, obligations of covenants of the Company hereunder regardless of whether or not the Company is acting as agent for the Co-Borrowers.

     Section 1.2. Term Credit. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually a "Term A Loan" and collectively the "Term A Loans") to the Obligors in the amount of such Lender's commitment as set forth opposite such Lender's name on Schedule A hereto under the heading "Term A Loan Commitment" or as otherwise provided in Section 18.2 hereof (collectively for all Lenders, the "Term A Loan Commitments"). There shall be a single Borrowing under the Term A Loan Commitments which shall be made, if at all, on the date of Closing, at which time the commitments of the Lenders to make Term A Loans under the Term A Loan Commitments shall expire. The obligations of the Lenders hereunder to make Term A Loans are several and not joint, and no Lender shall under any circumstances be obligated to make a Term A Loan hereunder in excess of its Term A Loan Commitment. The Term A Loan made by each Lender to the Obligors shall be evidenced by a Term A Note of the Obligors (individually a "Term A Note" and collectively the "Term A Notes") payable to the order of such Lender in the amount of its Term A Loan Commitment, with each Term A Note to be in the form (with appropriate insertions) attached hereto as

FTI Consulting, Inc.                                          Credit Agreement

Exhibit 1.2(a). Each Term A Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature in principal installments on the dates and in the respective amounts as set forth on Schedule 1.2(a).

     (b) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually a "Term B Loan" and collectively the "Term B Loans") to the Obligors in the amount of such Lender's commitment as set forth opposite such Lender's name on Schedule A hereto under the heading "Term B Loan Commitment" or as otherwise provided in Section 18.2 hereof (collectively for all Lenders, the "Term B Loan Commitments"). There shall be a single Borrowing under the Term B Loan Commitments which shall be made, if at all, on the date of Closing, at which time the commitments of the Lenders to make Term B Loans under the Term B Loan Commitments shall expire. The obligations of the Lenders hereunder to make Term B Loans are several and not joint, and no Lender shall under any circumstances be obligated to make a Term B Loan hereunder in excess of its Term B Loan Commitment. The Term B Loan made by each Lender to the Obligors shall be evidenced by a Term B Note of the Obligors (individually a "Term B Note" and collectively the "Term B Notes") payable to the order of such Lender in the amount of its Term B Loan Commitment, with each Term B Note to be in the form (with appropriate insertions) attached hereto as Exhibit 1.2(b). Each Term B Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature in principal installments on the dates and in the respective amounts as set forth on Schedule 1.2(b).

     Section 1.3. Manner and Disbursement of Revolving Loans. (a) The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (New York, New York time) on the Business Day immediately preceding the date the Company requests that any Revolving Borrowing of Loans be made to it under the Commitments, and, except in the case of Revolving Loans made under Section 1.3(b) hereof, the Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Revolving Loans requested (which must be a Business Day), the amount of such Borrowing, and the amount of such Borrowing to be loaned by such Lender; provided that, the date of each Borrowing must be a Business Day. The Obligors agree that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the Lenders have acted in reliance thereon. Subject to the provisions of Section 4, the proceeds of each Loan shall be made available to the Obligors by wire transfer to the Company's operating account at Bank of America, N.A., ABA #052 001 633, Account #2001801422, Reference FTI Consulting, Inc. (or such other location as the Company and the Agent may mutually agree upon), in immediately available funds, upon receipt by the Agent from each Lender of its Percentage of such Borrowing. Unless the Agent shall have been notified by a Lender prior to 1:00 p.m. (New York, New York time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make the proceeds of its Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Company a corresponding amount.

FTI Consulting, Inc.                                          Credit Agreement


     (b) Notwithstanding the notice requirements set forth in Section 1.3(a) above, but otherwise in accordance with the terms and conditions of this Agreement including, without limitation, Section 4, the Administrative Agent may, in its sole discretion without conferring with the Lenders but on their behalf, make Revolving Credit Loans to the Obligors in amounts requested by the Company. Any such Revolving Credit Loan so funded by the Administrative Agent shall be deemed a Revolving Credit Loan made by such Agent under its own respective Commitment to all Obligors and with respect to which all Obligors are directly and jointly and severally liable. Each Lender's obligation to fund its portion of any such Revolving Credit Loan made by such Agent will commence on the date such Revolving Credit Loan is actually so made by such Agent. However, until the date on which the Settlement of such Revolving Credit Loan is required in accordance with Section 8.6 hereof, such obligation of the Lender shall be satisfied by the Administration Agent's making of such Loan. The Company acknowledges and agrees that the making of such Revolving Credit Loans by the Administrative Agent under this Section 1.3(b) shall, in each case, be subject in all respects to the provisions of this Agreement as if each such Revolving Credit Loan were made in response to a notice requesting such Borrowing made in accordance with Section 1.3(a), including, without limitation, the limitations set forth in Section 1.1 and the requirements of Section 4.2. All actions taken by the Administrative Agent pursuant to the provisions of this Section 1.3(b) shall be conclusive and binding on the Obligors. Notwithstanding anything herein to the contrary, prior to the Settlement with any Lender of any Revolving Credit Loan funded by the Administrative Agent under this Section 1.3(b), interest payable on such Revolving Credit Loan otherwise allocable to such Lender shall be for the sole account of the Administrative Agent and payment of principal on such Revolving Credit Loan otherwise allocable to such Lender shall be for the sole account of the Administrative Agent.

     (c) If any amount due the Agent from a Lender to fund such Lender's Loan comprising part of any Borrowing as required by Section 1.3(a), or to effect the Settlement of any Loan as required by Section 8.6 hereof, is not in fact made available to such Agent by such Lender when due and such Agent has made such amount available to the Obligors, such Agent shall be entitled to receive such amount from such Lender forthwith upon such Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Obligors and ending on but excluding the date such Agent recovers such amount (such period being referred to as a "CP Period") at a rate per annum equal to the CP Rate plus .75% for each day as determined by such Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Obligors will, on demand, repay to the Agent the proceeds of such Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. In the event any Lender has not paid amounts payable by such Lender to the Agent as contemplated hereinabove in this Section 1.3(c), and such failure to pay continues for more than 30 days or such Lender has failed to so pay such Agent for an aggregate of 30 days on one or more occasions (a "Non-Paying Lender"), such Agent will, upon the written request of the Company, request such Lender to assign, at par plus accrued interest and fees, without recourse or warranty (except that such Lender is the holder of such Commitment) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes) to a bank, financial institution or other entity specified by the Company,

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FTI Consulting, Inc.                                          Credit Agreement

provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority of competent jurisdiction, (ii) the Obligors shall have received the written consent of such Agent, which consent shall not be unreasonably withheld or delayed to such assignment, (iii) the Obligors shall have paid to the assigning Lender all monies other than such principal owing hereunder to it, and (iv) the assignment is entered into in accordance with the requirements of Section 8.2. In the event that there is more than one Non-Paying Lender at any one time, any request by the Company with respect to replacement of a Non-Paying Lender as contemplated hereinabove shall apply to all and not less than all Non-Paying Lenders.

     Section 1.4. Collateral. (a) The Notes and the Obligors' Obligations hereunder and under the Financing Documents will be secured by the Security Documents.

     (b) The Obligors agree to make such arrangements as shall be necessary or appropriate to assure that all proceeds of the Collateral are deposited (in the same form as received) into one or more deposit accounts subject to the lien of the Collateral Agent.

Section 2.  Interest and Change In Circumstances.

     Section 2.1.   Interest Rate Options.

     (a) Portions. The Revolving Credit Loans shall bear interest with reference to the Prime Rate and the Revolving Credit Loans shall constitute a Prime Rate Portion as defined herein below. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by each respective Tranche of the Term Loans (all of the indebtedness evidenced by each respective Tranche of the Term Loans bearing interest at the same rate for the same period of time being hereinafter referred to as a "Term Portion") may, at the option of the Company, bear interest with reference to the Prime Rate (each such Term Portion bearing interest with reference to the Prime Rate as well as the Revolving Credit Loans being referred to herein as a "Prime Rate Portion") or, with reference to the Adjusted LIBOR ("LIBOR Portions"), and Term Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by a particular Tranche of Term Notes which is not part of a LIBOR Portion shall constitute a single Prime Rate Portion applicable to such Tranche. All of the indebtedness evidenced by a particular Tranche of Term Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than two (2) LIBOR Portions applicable to each Tranche of Term Notes outstanding at any one time for a maximum of four (4) LIBOR Portions, and each Lender shall have a ratable interest in each Portion based on its Percentage. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Obligors hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

     (b) Prime Rate Portion. Each Prime Rate Portion of any Tranche (including, at all times, 100% of the Revolving Credit Loans) shall bear interest at the rate per annum determined

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FTI Consulting, Inc.                                          Credit Agreement


by adding the Applicable Prime Rate Margin for such Tranche to the Prime Rate as in effect from time to time; provided that so long as a Default shall have occurred and is continuing each Prime Rate Portion shall bear interest, whether before or after judgment, at the rate per annum equal to the Overdue Rate. Interest on each Prime Rate Portion shall be payable monthly, or quarterly in the case of the Term Notes, in arrears on the last day of each month (commencing February 29, 2000), or on the last day of March, June, September and December, in the case of the Term Notes, in each year and at maturity of each Tranche, and in all Tranches interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on a Prime Rate Portion resulting from a change in the Prime Rate shall be effective on the date of the relevant change in the Prime Rate.

     (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable LIBOR Margin to the Adjusted LIBOR for such Interest Period; provided that so long as a Default shall have occurred and is continuing such LIBOR Portion shall bear interest, whether before or after judgment, at the rate per annum equal to the Overdue Rate, and effective at the end of the Interest Period then applicable thereto, such LIBOR Portion shall automatically be converted into and added to the relevant Prime Rate Portion and shall thereafter bear interest at the interest rate applicable to the Prime Rate Portion of such Tranche during the continuance of a Default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto. The Company shall notify the Administrative Agent on or before 11:00 a.m. (New York, New York time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the relevant Prime Rate Portion as of and on the last day of such Interest Period.

     Section 2.2. Minimum LIBOR Portion Amounts. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $100,000.


     Section 2.3. Computation of Interest. All interest on the LIBOR Portions of Term Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed; and all interest on each Prime Rate Portion of Loans shall be computed on the basis of a year of 365 or 366 day year, as the case may be, based on the actual number of days elapsed.

     Section 2.4. Manner of Rate Selection. The Company shall notify the Administrative Agent by 11:00 a.m. (New York, New York time) at least 3 Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the relevant Prime Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and such Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the Prime Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of


                                      -6-
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FTI Consulting, Inc.                                          Credit Agreement

LIBOR Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Administrative Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Obligors hereby, jointly and severally, indemnifying the Agent from any liability or loss ensuing from so acting.

     Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine in good faith that any change after the date hereof in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and each Term Portion held by such Lender and so affected shall, on demand of such Lender, bear interest at a rate determined by adding
(a) the Applicable Term A Credit Prime Rate Margin, in the case of Term A Notes, and (b) the Applicable Term B Credit Prime Rate Margin, in the case of Term B Notes, to the Prime Rate until such time as such Lender shall determine in good faith (and shall have notified the Administrative Agent in writing, which shall in turn promptly notify the Company and the other Lenders) that such unlawfulness is no longer continuing.

     Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, any Lender shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lender shall promptly give notice thereof to the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and such Portion shall, on demand of such Lender, bear interest at a rate determined by adding (a) the Applicable Term A Credit Prime Rate Margin, in the case of a Portion evidenced by Term A Notes, and (b) the Applicable Term B Credit Prime Rate Margin, in the case of a Portion evidenced by Term B Notes, to the Prime Rate until deposits in such amount and for the applicable Interest Period shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

     Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change after the date hereof in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline enacted or issued after the date hereof, or any interpretation of any of the foregoing issued or made after the date hereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such holder or its lending branch or the Term Notes contemplated by this Agreement (whether or not having the force of law), shall:


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FTI Consulting, Inc.                                          Credit Agreement

            (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the respective interest rates applicable to such LIBOR Portion;

            (ii) subject such Lender or any Term Note evidencing a LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax, however named, applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any Term Note evidencing a LIBOR Portion, except in the case of each Lender, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States (including, without limitation, withholding taxes imposed by the United States), (ii) the jurisdiction in which such Lender's office is located or (iii) the jurisdiction in which such Lender is organized, managed, controlled or doing business, in each case including all political subdivisions thereof;

            (iii) change the basis of taxation of payments of principal and interest due from an Obligor to such Lender hereunder or under a Term Note evidencing a LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches or a change in the rate of taxation with respect thereto); or

            (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement or any Term Note evidencing a LIBOR Portion or its disbursement;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any of the indebtedness evidenced by any Term Note evidencing a LIBOR Portion or to reduce the amount of principal or interest received or receivable by such Lender (taking into account, where reasonably determinable by such Lender, the benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Obligors shall pay to such Lender within 3 days upon written demand from such Lender to the Company from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company at the time of demand a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

     Section 2.8. Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any existing law, rule or regulation, or any change after the date hereof in the interpretation or administration thereof by any governmental

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FTI Consulting, Inc.                                          Credit Agreement


authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after written demand by such Lender, the Obligors shall pay to such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction provided that the Obligors shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies Obligors of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect (but not prior to the date of Closing).

     Section 2.9. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result (i) of any payment or prepayment of a Term Portion of the indebtedness which bears interest with reference to LIBOR on a date other than the last day of the then applicable Interest Period for such Term Portion for any reason or (ii) any failure by the Company to borrow funds as a LIBOR Portion after it has given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) Business Days receipt of the written demand of such Lender, the Obligors shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Company at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error provided that the Obligors shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies Obligors of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect (but not prior to the date of Closing).

     Section 2.10. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the indebtedness evidenced by any Note at the branches or offices specified on Schedule A hereto or at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, a Lender shall designate an alternate branch or funding office to reduce any liability of the Obligors to such Lender under Section 2.7

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FTI Consulting, Inc.                                          Credit Agreement


or 2.8 or to avoid a change of law or the unavailability of an interest rate option under Section 2.5 or 2.6 or the payment of any indemnity under Section 9.7, so long as such designation is not otherwise disadvantageous to such Lender.

     Section 2.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of a Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.8) shall be made as if each Lender had actually funded and maintained each LIBOR Portion of the indebtedness evidenced by a Term Note during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 2.12. Requested Compensation, Etc. In the event any Lender exercises its rights or requests payments pursuant to Sections 2.5, 2.6, 2.7 or 2.8, such Lender shall use its reasonable efforts to eliminate the unlawfulness or reduce such claim; provided, however, such Lender shall not be required to take any action that would otherwise be disadvantageous to it.

     If any Lender requests compensation from the Obligors under Section 2.7, the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue any LIBOR Portion hereunder, or to convert Prime Rate Portions into LIBOR Portions, until the requirement of law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Lender to receive the compensation so requested for the period of time relative to such request. In the event any Lender exercises its right to request payments pursuant to Section 2.5, 2.6, 2.7 or 2.8, and the basis for such exercise or request continues for one month (any and all such Lenders being referred to as "Special Indemnified Lenders"), the Company may require, upon not less than 10 days prior written notice to the Agent and the Lenders at the Obligors' expense, all and not less than all Special Indemnified Lenders to assign, at par plus accrued interest and fees, without recourse or warranty (except that each such Lender is the holder of its Commitments) all of their interests, rights and obligations hereunder in respect of their Commitments and the Loans and other related amounts at the time owing to each hereunder and their Notes) to a bank, financial institution or other entity specified by the Company (collectively, a "New Lender"), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority of competent jurisdiction, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, to such assignment, (iii) the Obligors shall have paid to each assigning Lender all monies other than such principal owing hereunder to it,
(iv) each assignment is entered into in accordance with the requirements of
Section 20.2 and (v) the Obligors shall pay to the Administrative Agent a fee in the amount of $3,500 for each assignment to each New Lender.

     Section 2.13. All Obligations to Constitute Joint and Several Obligations. All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured

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FTI Consulting, Inc.                                          Credit Agreement


by the Collateral Agent's security interest (on behalf of itself, the other Agents and the Lenders) and Lien pursuant to the Security Documents, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Collateral Agent and the Lenders, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Agents and the Lenders to any other Borrower hereunder and under the other Financing Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any request for a Revolving Credit Loan or Term Loan or other notice given by any Borrower to an Agent or any Lender shall bind all Borrowers, and that any notice given by an Agent or any Lender to the Company shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent or any of the Lenders accounts for such Loans or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Agents and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder.

     Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders any amount in excess of the Loans advanced hereunder directly to such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 2.14 hereof.

     Section 2.14.  Maximum Borrower Liability.

     (a) It is the intent of the Borrowers, the Agents, and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

            (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

            (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of

FTI Consulting, Inc.                                          Credit Agreement


     such Borrower to the Agents, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

            (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the obligations of any Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

     (b) To the extent set forth in Section 2.14(a), but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Security Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks and the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 2.14(b) is intended solely to preserve the rights hereunder of the Agents and the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 2.14(b) as against the Agents, the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

     (c) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate

FTI Consulting, Inc.                                          Credit Agreement

Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders or the Agents under the Financing Documents.

     (d) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this
Section 2.14(d) shall affect each Borrower's joint and several liability to the Agents and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Agents and the Lenders hereunder.

     (e) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Financing Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Financing Document, until all amounts owing to the Agents and the Lenders on account of the Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agents and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

Section 3.  Fees.

     Section 3.1. Administration Fees. So long as any Obligations or any Commitment to extend credit hereunder remains outstanding, the Obligors shall pay to all Agents entitled to an annual administrative fee an annual administrative fee payable in accordance with its respective Fee Letter, if any.

     Section 3.2. Revolving Credit Commitment Fee. For the period from and including the date of Closing to but not including the Revolving Credit Termination Date, the Obligors shall pay to the Administrative Agent for the benefit of the Lenders a commitment fee at the rate of 0.50% (or .75% in the case of any calendar quarter with respect to which the Applicable Prime Rate Margin is 2.00%) per annum (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) on the average daily unused portion of such

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FTI Consulting, Inc.                                          Credit Agreement

Lender's Revolving Credit Commitment. Such commitment fee shall be payable monthly in arrears on the last day of each month (commencing February 29, 2000) and on the Revolving Credit Termination Date.

     Section 3.3. Field Examination and Appraisal Fees. The Obligors shall pay to the Collateral Agent for field examinations and appraisals of the Collateral performed by the Collateral Agent or its agents or representatives (including other Lenders) such reasonable amounts as the Collateral Agent may from time to time request (the Collateral Agent acknowledging and agreeing that such charges shall be computed in the same manner as such Collateral Agent at the time customarily uses for the assessment of charges for similar collateral examinations and appraisals). The Collateral Agent and the Lenders acknowledge and agree that if and so long as no Default or Event of Default exists, the field examinations contemplated hereinabove shall not occur more than once in any calendar quarter.

Section 4.  Conditions to Loans.

     Section 4.1. Conditions to Initial Borrowing of Loans. The obligation of each Lender to make the initial Loan to be made by it hereunder (the making of the initial Loans hereunder being hereinafter referred to as the "Closing") is subject to the fulfillment, to such Lender's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1.1. Representations and Warranties. The representations and warranties of each Obligor in the Financing Documents, shall in each case be true and correct when made and at the time of the Closing.

     Section 4.1.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the initial Loans to be made by the Lenders hereunder (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. The Obligors shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by this Agreement had this Agreement applied since such date, other than as contemplated by the Related Transactions.

     Section 4.1.3. Compliance Certificates.

     (a) Officer's Certificate. Each of the Obligors shall have delivered to such Lender an Officer's Certificate (which may be in the form of a single certificate which shall be executed by all Obligors), dated the date of the Closing, certifying that the conditions specified in Sections 4.1.1, 4.1.2 and
4.1.10 have been fulfilled or waived.

     (b) Secretary's Certificate. Each of the Obligors shall have delivered to such Lender a certificate (which may be in the form of a single certificate which shall be executed by all Obligors) certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which it is a

                                     -14-
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FTI Consulting, Inc.                                          Credit Agreement

party and, in the case of the Company, an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives.

     Section 4.1.4. Opinions of Counsel. The Agent and the Lenders shall have received opinions in form and substance satisfactory to them, dated the date of the Closing and addressed to the Agent and Lenders (a) from Piper Marbury Rudnick & Wolfe, counsel for the Obligors, covering the matters set forth in
Exhibit 4.1.4(a) and covering such other matters incident to the transactions contemplated hereby as such Lender or Chapman and Cutler, as special counsel to the Agent, may request (and the Company hereby instructs counsel for the Obligors to deliver such opinion to the Lenders), and (b) from Wolff & Samson, P.A., counsel to P&M, in substantially the form required to be delivered pursuant to Section 5.3 of the LLC Purchase Agreement and covering such other matters incident to such transactions as the Lenders or Chapman and Cutler may request.


     Section 4.1.5. Loans Permitted By Applicable Law, Etc. On the date of the Closing, the initial Loans to be made by such Lender hereunder shall (a) be permitted by the laws and regulations of each jurisdiction to which such Lender is subject, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation of any U.S. Governmental Authority, which law or regulation was not in effect on the date hereof. If requested by any Lender at least three Business Days prior to the date of Closing, such Lender shall have received an Officer's Certificate certifying as to such matters of fact as it may reasonably specify to enable such Lender to determine whether such Loan is so permitted.

     Section 4.1.6. Related Transactions. On or prior to the date of Closing,

      (i) the Obligors shall have entered into the Subordinated Note Agreement, which shall be in full force and effect, and the Obligors shall have issued and sold $30,000,000 in aggregate principal amount of Subordinated Debentures and related warrants as contemplated by the Subordinated Note Agreement to the purchasers named therein;

      (ii) all of the closing conditions set forth in Sections 5 and 6 of the LLC Purchase Agreement other than delivery of funds shall have been satisfied and the Agent shall have received evidence satisfactory to the Agent of the satisfaction of such closing conditions;

      (iii) the Operating Agreement of P&M shall have been amended to permit the transactions contemplated under this Agreement, which amendment shall be reasonably satisfactory to the Agents;

      (iv) the Obligors shall have entered into employment agreements and the Restricted Stock Agreement with Policano and Manzo satisfactory in form and substance to the Agent and Lenders;

      (v) all Seller Notes shall have been converted to common equity or paid in full; and

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FTI Consulting, Inc.                                          Credit Agreement

      (vi) the Agent and the holders of the Subordinated Debt shall have entered into the Subordination Agreement.

The foregoing are referred to herein as the "Related Transactions."

     Section 4.1.7. Financing Documents. Each of the Financing Documents intended to be executed and delivered on or prior to the date of Closing in accordance with the terms hereof shall have been executed and delivered by each of the parties thereto and shall be in full force and effect.

     Section 4.1.8. Payment of Expenses.  Without limiting the provisions of
Section 13.1, the Obligors shall have paid, or reimbursed the Lenders and all Agents for payment of, on or before the Closing (which payment may be concurrently reimbursed to the Obligors from the initial advance under the Loans) the reasonable fees, charges and disbursements of Chapman and Cutler, counsel to the Agent, referred to the extent reflected in a statement of such Person (or in connection with amounts to be reimbursed to the Lenders and the Agents, rendered by such Person or the Lenders and the Agents) rendered to the Company prior to the Closing. Further, the Obligors shall have paid, or reimbursed the Lenders and all Agents for the payment of, on or before the Closing (which payment may be concurrently reimbursed to the Company from the initial advance under the Loans), the reasonable fees, charges and disbursements of (i) Valuation Research Corporation in connection with the delivery of a solvency opinion satisfactory to the Lenders and the Agents, (ii) Back Track Reports, Inc., (iii) Choicepoint, Inc., (iv) First Security Bank under the Services Agreement dated on or about the date of Closing and (v) Freed Maxick, the Borrowing Base auditors. In addition to, and not in limitation of, the requirements of the holders of the Subordinated Debt, it is acknowledged and agreed that the Obligors shall not be responsible for the professional fees or charges or disbursements of any special counsel for the Lenders or Agents in connection with the Closing under this Credit Agreement other than Chapman and Cutler together with the fees, charges and disbursements of such local counsel as the Agents and Lenders may reasonably require.

     Section 4.1.9. Lien Searches. The Collateral Agent shall have received such Uniform Commercial Code searches and other lien searches with respect to the Collateral as the Lenders or the Collateral Agent may request.

     Section 4.1.10. Changes in Corporate Structure. None of the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other Person, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except as contemplated by the Related Transactions.

     Section 4.1.11. Recording; Releases; Delivery of Pledged Shares. (a) The Security Documents (or notices or memoranda thereof) and all financing statements and other instruments shall have been recorded or filed in all public offices as may be necessary or desirable in order to perfect the Liens granted thereby as against creditors of and purchasers from the Obligors.


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FTI Consulting, Inc.                                          Credit Agreement

       (b) The Pledged Shares shall have been pledged to and deposited with the Collateral Agent, duly endorsed in blank or accompanied by an assignment or assignments sufficient in such Lender's judgment to transfer title thereto to the Collateral Agent.

       (c) The Collateral Agent shall have received termination, pay-off and lien release letters from creditors of the Obligors described in the first two entries of Schedule 5.15 setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of any Obligor) and containing an undertaking to cause to be delivered to the Collateral Agent, UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of any Obligor, which termination, pay-off and lien release letters shall be in form and substance acceptable to the Collateral Agent.

     Section 4.1.12. Environmental Questionnaires. The Agents shall have received completed environmental questionnaires previously supplied to the Company by the Agents or Lenders, fully completed and executed and otherwise satisfactory to the Agents and Lenders in form, scope and substance.

     Section 4.1.13. Closing Date Balance Sheet, Etc. (a) At least one Business Day prior to the Closing, the Company shall deliver to the Lenders and the Agent interim financial statements of P&M for the period January 1, 1999, through and including December 31, 1999, which financial statements shall be satisfactory in form and substance to the Lenders and the Agent and shall be certified as true and correct by a Responsible Officer of P&M.

       (b) At least one day prior to the Closing, the Company shall have delivered to the Lenders the Pro Forma Closing Date Balance Sheet, in form and substance reasonably satisfactory to the Lenders prepared by the Company in accordance with GAAP (as if GAAP were applicable to pro forma balance sheets) and as certified by a Responsible Officer of the Company.

       (c) The Company shall have delivered to the Lenders a copy of the Obligors' Approved Closing Budget for the twelve-month period following the date of Closing, including appropriate cash flow, income statement, balance sheet, and working capital projections for such period prepared on a monthly basis, in form and substance satisfactory to the Lenders and as certified by a Responsible Officer of the Company.

       (d) The Lenders shall have received a Financial Condition Certificate, in substantially the form set forth as Exhibit 4.1.13(d), dated the date of Closing, from the Company, executed by its senior financial officer.

       (e) Immediately after giving effect to the consummation of the Related Transactions, the Obligors shall not have borrowed any of the Revolving Credit and, in view of the amount of the Borrowing Base as of Closing, shall have an amount available for borrowing under the Revolving Credit of not less than $7,500,000.

                                     -17-
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FTI Consulting, Inc.                                          Credit Agreement

     Section 4.1.14. Key Man Life Insurance. The Collateral Agent shall have received evidence of life insurance in respect of the lives of Policano and Manzo in an amount not less than $10,000,000 in the case of Policano and $10,000,000 in the case of Manzo and an Assignment of Life Insurance Policy as Collateral agreement with respect to each policy, in each case as required pursuant to Section 9.2(b) and in form and substance satisfactory to the Collateral Agent.

     Section 4.1.15. Evidence of Insurance. The Collateral Agent shall have received a Certificate or opinion letter dated the date of Closing executed by the independent insurance broker of the Obligors, which shall describe the insurance of the Obligors in force and shall state that such insurance satisfies the requirements of Section 9.2 and shall further state that all premiums due thereon have been paid, together with certificates of insurance relating to the required coverages in form and substance satisfactory to the Collateral Agent.

     Section 4.1.16. Closing Fees. All of the Agents, the Lenders and all participants shall have received the payment of any fees required under their respective Fee Letters.

     Section 4.1.17. Summary Flow of Funds Statement. At least one Business Day prior to Closing, the Company shall have delivered to the Agent and the Lenders a summary Flow of Funds Statement (with a schedule of fees delivered to the Agent on the date of Closing), certified as correct by a Responsible Officer of the Company, which shall set forth in detail the source and application of funds for the transactions contemplated hereby and by the Related Transactions and shall have instructions to such Lender for disbursement of its funds in respect of the initial Loans to be made by it hereunder attached thereto.

     Section 4.1.18. Due Diligence. Such Lender shall have satisfactorily completed its due diligence, including, without limitation, and review of merger agreement documentation, employment and option agreements and other material agreements, closing balance sheets and tax and contingent liabilities, which due diligence investigation shall not have disclosed any information not disclosed in the Memorandum, nor shall such Lender have otherwise discovered information which is inconsistent in a material and adverse manner with any such information disclosed in the Memorandum, that such Lender believes has had or could have, individually or in the aggregate, a material adverse impact on the business, condition (financial or otherwise), operations, performance or properties of an Obligor. Without limiting the foregoing, the Agents and the Lenders shall have verified, to their satisfaction, any adjustments requested by appropriate tax authorities to which the Company may be subject.

     Section 4.1.19. Capitalization and Corporate Structure. Such Lender shall have satisfactorily completed its review of each Obligor's capital and legal structure each as determined prior to Closing and after giving effect to the consummation of the Related Transactions.

     Section 4.1.20. Compensation Plan. At least five (5) Business Days prior to the Closing, the Company shall have delivered to the Agent and the Lenders true and correct copies of (i) each bonus, employee incentive and other similar plans and any restricted or discount or other stock plans of each Obligor for members of management and (ii) employment and non-compete

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FTI Consulting, Inc.                                          Credit Agreement



contracts for Key Employees satisfactory in the case of all agreements referred to in clauses (i) and (ii), to such Agents and Lenders in form and substance.

     Section 4.1.21. Material Adverse Change. Based solely upon the representations and warranties of the Obligors and information provided by the Obligors to such Lender, such Lender shall have made a good faith determination, in its reasonable opinion, that, since December 31, 1998, there shall have been no change in the financial condition, operations, business, properties or prospects of any Obligor (other than and after giving effect to the Related Transactions) that individually or in the aggregate could be expected to have either (i) a Material Adverse Effect or (ii) a Material Adverse Effect on the syndication of any Tranche.

     Section 4.1.22. Collateral Agent Certificate. Such Lender shall have received a certificate of the Collateral Agent, dated the date of the Closing, in the form attached hereto as Exhibit 4.1.22.

     Section 4.1.23. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to all Agents, the Collateral Agent and such Lender and Lenders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

     Section 4.1.24. Consents, Approvals, Filings, etc. The Agent and the Lenders shall have received any and all consents and approvals which may be necessary from any Person, including, without limitation, from any Governmental Authority or any other Person necessary or appropriate to consummate the transactions contemplated hereunder and under the other Financing Documents and any and all applicable waiting periods have expired without any action being taken by any administrative, regulatory or other Governmental Authority which restrains, prevents, limits or imposes any materially adverse condition upon such transactions or any portion thereof and all necessary or appropriate filings, recordings, registrations and similar actions shall have been completed to the satisfaction of the Agent and the Lenders.

     Section 4.1.25. Settlement Agent. Not less than two (2) days prior to the Closing, the Agent shall have entered into a services agreement with First Security Bank, as Settlement Agent, which services agreement shall be satisfactory in form and substance to the Agent.

     Section 4.1.26. LLC Purchase Agreement. Such Lender and the Agent shall have received a certified copy of the LLC Purchase Agreement and any non-disclosure and non-competition agreements entered into in connection therewith.

     Section 4.1.27. Borrowing Base Certificate; Receivables Aging. Such Lender and the Agent shall have received (i) an initial Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of February 3, 2000 assuming the making of the initial Revolving Credit Loan hereunder on such date and showing availability of at least $7,500,000 and (ii) an accounts receivable aging report as of December 31, 1999.

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FTI Consulting, Inc.                                          Credit Agreement

     Section 4.1.28. Solvency Opinions. Such Lender and the Agents shall have received a solvency opinion with respect to the Obligors, in form and substance satisfactory to such Lender from Research Valuation Corporation and such Lender shall be satisfied that (i) the facts assumed in such opinion shall be accurate, and (ii) the information given to Research Valuation Corporation for such opinion shall be complete and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading, and (iii) there shall have been no Material change in the facts and circumstances thereof or to the assumptions made therein.

     Section 4.2. Conditions to Borrowing of Revolving Credit Loans. The obligation of each Lender to make each Revolving Credit Loan under its Revolving Credit Commitment (except as set forth in Section 4.2(i)) is subject to the fulfillment of the following conditions precedent:

            (a) the Administrative Agent shall have received the notice of Borrowing of such Revolving Credit Loan required by Section 1.3;

            (b) after giving effect to such Revolving Credit Loan, the aggregate principal amount of all Revolving Credit Loans outstanding under this Agreement shall not exceed the lesser of (i) Revolving Credit Commitments or (ii) the Borrowing Base as then computed in reasonable detail and furnished to the Administrative Agent;

            (c) the representations and warranties of each Obligor in each Financing Document to which it is a party or by which it is bound, shall in each case be correct in all material respects at the time such subsequent Revolving Credit Loan is made;

            (d) each Obligor shall have performed and complied in all material respects with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or on the date of such subsequent Revolving Credit Loan;

            (e) on the date of such Revolving Credit Loan, such Lender's Revolving Credit Loan shall (a) be permitted by the laws and regulations of each jurisdiction to which such Lender is subject, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation of any U.S. Governmental Authority, which law or regulation was not in effect on the date hereof;

            (f) since December 31, 1998, there shall have been no change in the financial condition, operations, business, properties or prospects of an Obligor that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, as determined in good faith by the Required Revolving Credit Lenders;

            (g) no Default or Event of Default shall have occurred and be continuing; and

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FTI Consulting, Inc.                                          Credit Agreement


            (h) all corporate and other proceedings in connection with the transactions contemplated by this Agreement in connection with such Revolving Credit Loans in all documents and instruments incident to such transactions shall be satisfactory to the Lenders, and the Lenders' special counsels shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request; and

            (i) in the case of the initial Revolving Credit Loan only, (i) a Borrowing Base audit report satisfactory in form and substance to the Agent and (ii) without limiting the requirements of Section 10.13, lock box account agreements satisfactory in form and substance to the Agent and the Collateral Agent.

The Company's request for any Revolving Credit Loan shall constitute its warranty as to the matters specified in subsections (a) through (h), both inclusive, above and, in the case of the initial Revolving Credit Loan, subsection (i) above.

Section 5.  Representations and Warranties of the Obligors.

     Each Obligor, jointly and severally, represent and warrant to the Agents and each Lender that:

     Section 5.1. Organization; Power and Authority. Each Obligor is a corporation (or in the case of P&M, a limited liability company) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified and in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof, and to consummate the Related Transactions to which it is a party. The Inactive Subsidiaries are shell entities which have no Material assets, liabilities (contingent or otherwise) or operations.

     Section 5.2. Authorization, Etc. The Financing Documents have been duly authorized by all necessary action on the part of each Obligor and this Agreement and the Financing Documents executed by the Obligor constitute, or in the case of the Notes will upon issuance constitute, the legal, valid and binding obligations of the Obligors enforceable against the Obligors in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Confidential Information Memorandum dated November, 1999, (the "Memorandum") fairly describes, in all material respects, the general nature of the

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FTI Consulting, Inc.                                          Credit Agreement

business of the Obligors. The representations in this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Lenders by or on behalf of an Obligor in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, are complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Approved Closing Budget and other pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Obligors to be reasonable at the time made and the Obligors believe such estimates and assumptions continue to be reasonable, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as disclosed in Schedule 5.3, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of an Obligor except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to an Obligor (other than matters of a general economic nature) that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Lenders by or on behalf of an Obligor specifically for use in connection with the transactions contemplated hereby (including, without limitation, any Material reimbursement or indemnification of liabilities to any party under the LLC Purchase Agreement).

     Section 5.4. Affiliates. Schedule 5.4 contains complete and correct lists (i) of each Obligor's Affiliates, and (ii) of each Obligor's directors and senior officers, in each case after giving effect to the consummation of the Related Transactions.

     Section 5.5. Financial Statements. (a) All of the financial statements listed on Schedule 5.5 (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries and the financial position of P&M as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes) and except as set forth in Schedule 5.5.

       (b) The Pro Forma Closing Date Balance Sheet will, as of the date of Closing and after giving effect to the consummation of the Related Transactions, fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis and will have been prepared in accordance with GAAP (as if GAAP were to be applicable to pro forma financial statements) consistently applied.

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of the Financing Documents and the consummation of the Related Transactions will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than under the Security Documents) in respect of any Property of an Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to

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FTI Consulting, Inc.                                          Credit Agreement


which any Obligor is a party or by which an Obligor or any of its Properties may be bound or affected, other than the breach of one or more contracts which breaches individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or
(c) violate any provision of any statute or other rule or regulation of any Governmental Authority. The Obligors represent and warrant that Schedule 5.6 contains a true and correct description of all indentures, mortgages, deeds of trust, loan, purchase or credit agreements, leases, corporate charters or bylaws or any other agreement or instrument to which any Obligor is a party or by which any Obligor or any of its properties may be bound or affected which, in each case, is Material.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of the Financing Documents or the consummation of the Related Transactions.

     Section 5.8.    Litigation; Observance of Agreements, Statutes and
Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting an Obligor or any property of an Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       (b) No Obligor is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. Each Obligor has filed all federal tax returns and all other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the related Obligor has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

     Section 5.10. Title to Property; Leases. (a) All leases under which an Obligor is lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.


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FTI Consulting, Inc.                                          Credit Agreement

       (b) The Obligors will, at Closing after giving effect to the consummation of the Related Transactions, have good and sufficient title to all Properties reflected in the Closing Date Balance Sheet free and clear of all Liens other than Permitted Liens.

     Section 5.11. Licenses, Permits, Etc. (a) Each Obligor owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without conflict with the rights of others, except such licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, as the failure to own or possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (b) No items sold or produced by an Obligor infringes in any respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (c) There is no violation by any Person of any right of an Obligor with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any of them, except such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.12. Compliance with ERISA. (a) Neither the Company nor any ERISA Affiliate maintains or has any obligation to contribute to any Plan or Multiemployer Plan. Each Obligor and each ERISA Affiliate have operated and administered each Plan (other than any Multiemployer Plan) in all material respects in accordance with its terms and in compliance with all applicable laws and, with respect to any Plan intended to satisfy the requirements of Section 401(a) and related Sections of the Code, the Internal Revenue Service ("IRS") has issued favorable determination letters to the effect that the forms of Plans satisfy the requirements of Section 401(a) and related Sections of the Code or an application for such a determination has been filed with the IRS, and there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any such Plan. Neither an Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I (other than normal operating liabilities under a Plan) or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by an Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of an Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code which liability or Lien, either individually or together with any other liability or Lien could reasonably be expected to have a Material Adverse Effect. No lawsuits or complaints to or by any Person or Governmental Authority have been filed or, to the knowledge of any Obligor, are contemplated or threatened, with respect to any Plan (other than any Multiemployer Plan) which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the knowledge of

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FTI Consulting, Inc.                                          Credit Agreement



the Obligors, all of the foregoing applies to any Multiemployer Plan to which an Obligor or any ERISA Affiliate has an obligation to contribute.

       (b) With respect to each Plan (other than a Multiemployer Plan) that is an employee pension benefit plan as defined in Section 3 of ERISA: (i) full payment has been made to each such Plan of all contributions that are required by any Obligor or any ERISA Affiliate under the terms thereof and under ERISA or the Code to be made on or prior to the date hereof, (ii) no "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists with respect to any Plan (other than Multiemployer Plans),
(iii) to the knowledge of the Obligors, no "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists with respect to any Multiemployer Plan, (iv) the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities and (v) such actuarial assumptions have not been materially altered since the date of the most recent actuarial valuation report; except to the extent that any non-compliance with any such event or events described in clauses (i) through (iv) above, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

       (c) Neither an Obligor nor any ERISA Affiliates have received notice of or incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could have a Material Adverse Effect.

       (d) Except for continuation coverage mandated by Section 4980B of the Code, an Obligor does not have any post-retirement benefit obligations that are subject to Financial Accounting Standards Board Statement No. 106, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

       (e) Neither an Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

       (f) The execution and delivery of the Financing Documents and the making of the Loans contemplated by this Agreement and of the Subordinated Debentures under the Subordinated Note Agreement, and the consummation of the Related Transactions will not involve any non-exempt transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of each Lender's representation in Section 6 as to the sources of the funds used by such Lender to make the Loans

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FTI Consulting, Inc.                                          Credit Agreement


hereunder. For purposes of determining whether the representation in the first sentence in this Section 5.12(f) is correct on any date after the Closing, such representation in Section 6 shall be considered made by each Lender on such date and shall be considered accurate on such date.

     Section 5.13. Private Offering by the Company. Neither an Obligor nor anyone acting on its behalf has offered the Notes or the Subordinated Debentures, or any similar securities, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than 50 other Institutional Investors, each of which has been offered the Notes and/or the Subordinated Debentures at a private sale for investment. Neither an Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subordinated Debentures to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the Loans made at the Closing and the issuance of the Subordinated Debentures as set forth in Schedule 5.14. After giving effect to the consummation of the Related Transactions, margin stock will not on the date of Closing constitute more than 1% of the value of the consolidated assets of the Obligors and the Obligors do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this
Section 5.14, the term "margin stock" shall have the meaning assigned to it in said Regulation U.

     Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Obligors as of January 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company. As of the date of Closing, no Obligor will be in default in the payment of any principal or interest on any Debt of an Obligor and no event or condition exists with respect to any Debt of an Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

       (b) No Obligor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.9.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the making of the Loans contemplated by this Agreement, an Obligor, nor the use of the proceeds of any thereof, or the consummation of the Related Transactions, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. No Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.


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FTI Consulting, Inc.                                          Credit Agreement

     Section 5.18. Environmental Matters. (a) No claim or proceeding instituted or, to the knowledge of the Obligors, threatened has been raising any claim against any Obligor or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

       (b) There are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any Obligor or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

       (c) No Obligor has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;

       (d) All buildings on all real properties now owned, leased or operated by any Obligor are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

       (e) There are no Liens, nor has any Obligor received notice of any potential Liens, arising under any Environmental Laws against any of the real properties owned, leased or operated by it.

     Section 5.19. Collateral; Pledged Shares. The Collateral is adequately described in and is subject to the respective Liens of the Security Documents. Each of the Security Documents creates a valid and enforceable Lien on and security interest in the Collateral described in such Security Document, subject only to Permitted Encumbrances (as defined therein). All documents and instruments have been (or will on the date of Closing be) recorded, filed for record or delivered in such manner and in such places as required to establish such Liens and to perfect and preserve perfected Liens intended to be created thereby with the priority intended therefor and no further action (other than the filing of continuation statements as required by law) is (or will on the date of Closing be) required to maintain and preserve, or effectively to put third parties on notice of, such Liens. All taxes and filing fees which are required to be paid or are payable in connection with the execution, delivery or recordation of such Liens have (or at or prior to Closing will have) been paid.

     Section 5.20.   Insurance. The insurance required by the provisions of
Section 9.2 and by the Security Documents is, or on the date of Closing will be, in force and all premiums due and payable in respect thereof have or will have been paid. The Company represents and warrants that it is the owner and beneficiary of the life insurance policy referred to in Section 9.2(e) with respect to each of Policano and Manzo and that it has given written notice to the insurer that the beneficiary cannot be changed without the prior written consent of the Collateral Agent.

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FTI Consulting, Inc.                                          Credit Agreement

     Section 5.21. Patents, Trademarks and Copyrights. Schedule 5.21 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by each Obligor, and all license agreements for the same entered into by the Obligors. Each Obligor as of Closing, after giving effect to the consummation of the Related Transactions, will own, possess or, with respect to any license agreement, will have the valid right to use all such patents, patent applications, trademark and service registrations and applications therefor and copyright registrations and applications therefor necessary for the present and, as now contemplated, future conduct of its business, after giving effect to the consummation of the Related Transactions, without any Material conflict with the rights of others.

     Section 5.22. Solvency. As of Closing, before and after giving effect to the transactions contemplated by the Financing Documents and to the consummation of the Related Transactions, (i) the fair saleable value of the assets of the Obligors on a going concern basis will be in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) the Obligors will be able to pay their respective debts and obligations as they mature in the ordinary course of its business as proposed to be conducted and the Obligors will be able to make all scheduled payments on their respective Debt; (iii) the Obligors will not have unreasonably small capital to carry out their respective businesses as proposed to be conducted; and (iv) the Obligors have not taken any actions with respect to the transactions contemplated by the Financing Documents and to the consummation of the Related Transactions with actual intent to hinder, delay or defraud either present or future creditors.

     Section 5.23. Material Contracts. Except as set forth in Schedule 5.23 and Schedule 5.6, there are no contracts individually Material to the business of the Obligors.

     Section 5.24. Year 2000 Compliance. Each Obligor has conducted a comprehensive review and assessment of the computer applications of such Obligor and has made inquiry of its material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on, and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Obligors represent and warrant that no such defect, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


     Section 5.25. Additional Representations and Warranties. Each Obligor represents and warrants that the representations and warranties contained in (i) Sections 3 and 4 of the LLC Purchase Agreement and (ii) Article 5 of the Subordinated Note Agreement are true and correct in all material respects as of the date given.

Section 6.  Representation of Each Lender.

     Each Lender represents, for itself, that the source of funds to be used by it to make Loans hereunder does not include assets of any employee benefit plan. As used in this Section 6, the

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FTI Consulting, Inc.                                          Credit Agreement

terms "employee benefit plan" shall have the meaning assigned to such term in
Section 3 of ERISA.

Section 7.  Information as to Company.

     Section 7.1. Financial and Business Information. The Obligors shall deliver to the Agent (who will promptly furnish to the Lenders):

            (a) Quarterly Statements -- promptly, and in any event, within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (excluding the last quarterly fiscal period of each such fiscal year), a copy of:

                  (i) an unaudited consolidated balance sheet of the Company as at the end of such quarter, and

                  (ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year all in reasonable detail, prepared by the Company in accordance with GAAP, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments together with a written management discussion and analysis of the operations and financial condition of the Obligors (it being agreed that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a) to the extent the information contained in said Form 10-Q is duplicative of the requirements hereinabove);

            (b) Annual Statements -- promptly, and in any event, within 90 days after the end of each fiscal year of the Company, a copy of,

                  (i) a consolidated and consolidating balance sheet of each Obligor, as at the end of such year, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of each Obligor, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

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FTI Consulting, Inc.                                          Credit Agreement

                  (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Obligors and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed the financial covenants contained in Sections 10.1 through 10.18, inclusive, and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under such Sections, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default); and

                  (C) a written management discussion and analysis of the operations and financial condition of the Obligors;

          (it being agreed that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any prepared pursuant to Rule 14a-3 under the Exchange Act, which annual report to shareholders prepared pursuant to said Rule 14a-3 may be delivered to the Agent within 120 days (and not 90 days) after the end of the related fiscal year) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
          Section 7.1(b) to the extent the information contained therein is duplicative of the requirements hereinabove);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and (ii) each report, each registration statement, and each prospectus and all amendments thereto filed by an Obligor with the Securities and Exchange Commission and of all press releases and other written statements made available generally by an Obligor to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within one Business Day after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f),

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FTI Consulting, Inc.                                          Credit Agreement

     a written notice specifying the nature and period of existence thereof and, within five Business Days after such Responsible Officer becomes so aware, a written description of what action the Obligors are taking or propose to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that each Obligor or an ERISA Affiliate proposes to take with respect thereto:

                  (i)   with respect to any Plan (other than any Multiemployer
          Plan), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan (other than any Multiemployer Plan), or the receipt by an Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by an Obligor or any ERISA Affiliate pursuant to Title I (other than normal operating liabilities under a Plan) or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of an Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions.

            (f) Notices from Governmental Authority -- promptly, and in any event within five days of receipt thereof, copies of any notice to an Obligor from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (g) Audit Reports -- promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of an Obligor and any management letter received from such accountants;

            (h) Material Litigation -- promptly (and in any event within five
     (5) Business Days) after an Obligor becomes aware of (i) the institution of, or written (or otherwise overt) threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting an Obligor or any of its Property, or (ii) any Material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could have a Material Adverse Effect, a certificate of a Responsible Officer of the related Obligor describing the nature and status of such

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FTI Consulting, Inc.                                          Credit Agreement


     matter in reasonable detail (unless such disclosure would, in the reasonable opinion of counsel to such Obligor, cause a waiver of attorney-client privilege);

            (i) Waivers and Consents -- as soon as possible and in any event within two Business Days of entering into any waiver or consent to the Subordinated Note Agreement, the Obligors shall provide written notice (together with copies of all executed instruments relevant thereto) to the holders of the Notes of any such waiver or consent along with such other information as may be necessary to explain the reason for such waiver or consent, provided that, nothing in this clause (i) shall in any way affect the agreement of the Obligors contained in Section 10.24; in addition, the Obligors shall send copies of any proposed or requested waivers or consents or modifications to the Subordinated Note Agreement as promptly as practicable and in no event less than five Business Days prior to the effectiveness thereof;

            (j) Notices -- as soon as possible, copies of any notices given by or delivered to an Obligor under or pursuant to the Subordinated Note Agreement, the LLC Purchase Agreement, the Policano Employment Agreement and the Manzo Employment Agreement, including without limitation, any notices of default thereunder or any claims for indemnities.

            (k) Budgets; Long Term Plans -- (i) as soon as available, but in any event not later than 15 days prior to the first day of each fiscal year commencing with the fiscal year 2001 of the Obligors, a copy of the initial budget of the Obligors for such fiscal year, prepared on a monthly basis and including appropriate balance sheet, income statement, cash flow and working capital projections for such period, (ii) promptly after the same are produced, copies of any material adjustments to the budget of the Obligors referred to in clause (i) above, and (iii) promptly after the same is presented to the Board of Directors of the Obligors, a copy of any long-range business plans of the Obligors that may be prepared from time to time for or at the direction of the Board of Directors of the Obligors, and all material amendments thereto which may be in effect from time to time;

            (l) Variation from Budget -- as soon as available, but in any event within 30 days following the end of each quarterly period beginning March 31, 2000, a written statement of a Responsible Officer of the Company setting forth an explanation for any Material variance from the budget for such quarterly reporting period;

            (m) Borrowing Base Certificate -- as soon as available, and in any event no later than the fifth Business Day of every other calendar week, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding week, together with such other information as such certificate requires, each prepared by the Company and certified to by a Senior Financial Officer; provided that (i) no such Borrowing Base Certificate shall be required if no Revolving Credit was outstanding at any time during the related two week calculation period and (ii) if any Loan requested by the Obligors would cause the aggregate Loans to exceed the Borrowing Base described in the most


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FTI Consulting, Inc.                                          Credit Agreement

     recent Borrowing Base Certificate, the Company shall deliver a new Borrowing Base Certificate at the time the requested Loan is to be made evidencing satisfaction of the requirements of Section 4.2(b);

            (n) Other Reports -- as soon as available, and in any event within twenty (20) days after the close of each monthly accounting period of the Company, an accounts receivable and summary accounts payable aging, and an accounts receivable reconciliation report, each as of the close of such period and in reasonable detail prepared by the Company and certified to by a Senior Financial Officer;

            (o) Subordinated Holders -- As soon as practicable, and in any event within ten (10) days after the transfer by any holder of Subordinated Debentures, a description of the principal amount of the Subordinated Debentures transferred and the identity of the transferee thereof; and

            (p) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or relating to the ability of any Obligor to perform its obligations hereunder and under the Notes and the other Financing Documents (including, without limitation, any data or information furnished to any other holder of Debt of any Obligor) as from time to time may be reasonably requested by the Agent or any Lender.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to an Agent or a Lender pursuant to Section 7.1(a) or 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 9.2 and Section 10.1 through
     Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of each Obligor from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.


                                     -33-
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FTI Consulting, Inc.                                          Credit Agreement

     Section 7.3. Inspection. Each Obligor shall permit the representatives of each Lender, upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of each Obligor, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of each Obligor with such Obligor's officers and accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all at such reasonable times during normal business hours and as often as may be reasonably requested. Any such visit or inspection shall, during the continuance of a Default or an Event of Default, be at the Obligors' expense.

Section 8.  Prepayment of Notes; Termination, Etc.

     Section 8.1. Voluntary Prepayments. The Obligors will not and will not permit any Affiliate, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Notes except upon payment or prepayment of such Notes in accordance with the terms of this Agreement. Without limiting the obligation of the Obligors to prepay the Notes as otherwise required in this Agreement, the Obligors may make prepayments without premium or penalty except as may be required by Section 2, of (a) the Revolving Credit Notes in whole or in part (but if in part, in an amount not less than $100,000) at any time upon one day's prior notice to the Agent (such notice if received subsequent to 1:00 p.m. (New York, New York time) on a given day to be treated as though received at the opening of business on the next Business Day), by paying to such Lenders on a pro rata basis, based on the outstanding principal amount of the Revolving Credit Notes immediately prior to such prepayment, the principal amount to be prepaid and if such a prepayment prepays the Revolving Credit Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment, (b) the Term Notes in whole or in part (but if in part, in an amount not less than $1,000,000) at any time upon 10 days' prior written notice to the Lenders holding Term Notes, by paying to such Lenders on a pro rata basis, based on the outstanding principal amount of the respective Term Notes without distinction as to series immediately prior to such prepayment, the principal amount to be prepaid and accrued interest thereon to the date of prepayment. In the event of any voluntary prepayment in part with respect to the Term Notes, such prepayment shall be applied, first, against the amount due on such Term Notes on the expressed maturity date thereof and any additional amounts of such partial prepayment shall be applied against the required installment payments in respect of such Term Notes in the inverse chronological order thereof. No prepayments of any LIBOR Portion may be made pursuant to this Section 8.1 except on the last day of the Interest Period with respect thereto.

     Section 8.2. Borrowing Base Mandatory Prepayment. The Obligors covenant and agree that if at any time the sum of the then unpaid principal balance of the Revolving Credit Notes shall be in excess of the Borrowing Base as then determined and computed, the Obligors shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders on a pro rata basis based on the outstanding principal amount of the Revolving Credit Notes immediately prior to such prepayment, as and for a mandatory prepayment on the Revolving Credit Notes.


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FTI Consulting, Inc.                                          Credit Agreement



     Section 8.3. Terminations. The Obligors shall have the right at any time and from time to time after the second anniversary of date of Closing and not prior thereto, upon 7 Business Days prior notice to the Agent (which shall promptly so notify the Lenders), to ratably terminate without premium or penalty and in whole or in part (but if in part, then in an aggregate amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000) the Revolving Credit Commitments; provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Revolving Credit Loans, then outstanding unless accompanied by a concurrent prepayment of such Loans. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated.

     Section 8.4. Mandatory Term Note Prepayments. (a) In addition to the payments required by Sections 8.4(b) and 8.4(c) and the required installments of the Term Notes as set forth in Schedules 1.2(a) and 1.2(b), the Obligors will, on or before April 1 of each year (beginning April 1, 2001), prepay an amount equal to 50% of the Excess Cash Flow for the immediately preceding fiscal year to the Lenders holding the Term Notes, on a pro rata basis (determined as of the date of notice of prepayment), based on the outstanding principal amount thereof immediately prior to such prepayment, in each case together with accrued interest thereon to the date of prepayment and any amount that may be payable under Section 2.9. The Company will give each holder of Term Notes, written notice of each prepayment under this Section 8.4(a) not less than 10 (nor more than 30) days prior to the date for such prepayment. Each such notice (i) shall specify the prepayment date, the aggregate principal amount of the Term Notes, to be prepaid on such date, the principal amount of each Term Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and (ii) shall include a detailed calculation of the Excess Cash Flow giving rise to such prepayment.

       (b) In addition to the payments required by Section 8.4(a), in the event of the death of Policano or Manzo, or in the event of any payment of any indemnity to an Obligor by P&M or Policano or Manzo, individually, (collectively a "P&M Indemnity Payment") the Obligors will, promptly upon receipt of the proceeds of the key man life insurance maintained on the lives of Policano or Manzo or any such P&M Indemnity Payment, as the case may be, apply such insurance proceeds or any such P&M Indemnity Payment, as the case may be, (except for amounts permitted to be retained for recruitment expense not to exceed $2,000,000 for each respective policy or indemnities for each individual) to the prepayment of the Term Notes on a pro rata basis based on the outstanding principal amount thereof immediately prior to such prepayment, together with accrued interest thereon to the date of prepayment and any amounts which may be payable under Section 2.

       (c) In addition to, and not in limitation of, the provisions of Section 8.4(a) and (b), in the event of a voluntary or optional permanent reduction or permanent repayment of the Revolving Credit Commitment, the Obligors shall make a concurrent prepayment of each Term Note in an aggregate principal amount equal to the dollar amount of the permanent reduction of the Revolving Credit Commitment, on a pro rata basis among the holders of the Term Notes based on the respective unpaid principal amounts thereof, together with accrued and unpaid interest thereon to the date of payment thereof together with any amounts which may be payable

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FTI Consulting, Inc.                                          Credit Agreement



under Section 2.9. The Company shall give each Lender holding a Term Note not less than 10 or more than 30 days prior written notice of such prepayment.

       (d) Any partial prepayment of Term Notes pursuant to this Section 8.4 shall be applied, first, against the amount due on such Term Notes on the expressed maturity date thereof and any additional amounts of such partial prepayments shall be applied against the required installment payments in respect of such Term Notes in the inverse chronological order thereof.

     Section 8.5. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable to the Agents or Lenders hereunder shall be made to, in the case of the Revolving Credit Facility and in the case of payments under the Term Loan facility, Northern Trust Company, Chicago, Illinois, ABA# 071-000-152, Account Number 86711, Account
Name: Newcourt, Reference: FTI Consulting, Inc. (or at such other place as the Administrative Agent may specify) on the date any such payment is due and payable. Payments received by the Administrative Agent after 11:00 a.m. (New York, New York time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim. Except as herein provided, all payments shall be received by the Administrative Agent for the ratable account of the Lenders and shall be promptly distributed by the Administrative Agent ratably to the Lenders, and any such payments made by the Obligors to the Administrative Agent for the benefit of the Lenders shall discharge the Obligors to the extent of such payment. Unless the Company otherwise directs, in the case of the Term Loans principal payments shall be first applied to the Prime Rate Portion of the relevant Tranche until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire.

     So long as no Event of Default then exists, all payments and collections received in respect of the Obligations (excluding Hedging Liabilities which shall be paid directly by the Obligors to the provider of the related Hedging Agreements) and proceeds of Collateral received by the Administrative Agent or the Collateral Agent shall be applied as follows:

            (a) first, all costs and expenses of a character which an Obligor has agreed to pay under Section 13.1 (such funds to be retained by the relevant Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lender to reimburse them for payments theretofore made to such Agent);

            (b) second, to the payment of any outstanding interest and fees due under this Agreement other than for principal, pro rata as among all Agents and the Lenders in accord with the amount of such interest and fees owing each;

            (c) third, to the payment of the principal amount of any Revolving Credit Loans made by the Agent and the Lenders pursuant to Section 1.3(b) and for which Settlement has not been made pursuant to Section 8.6 pro rata as among the Agent and the Lenders in accord with the amount of such principal owing each; and


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FTI Consulting, Inc.                                          Credit Agreement


            (d) fourth, to the payment of any portion of the outstanding principal of the Term Notes then due as required by the schedules set forth in Schedule 1.2(a) and 1.2(b) pro rata as among the Lenders in accord with the then respective unpaid principal balances of such Notes; and

            (e) fifth, to the Agent and the Lenders pro rata in accord with the amounts of any other indebtedness, obligations or liabilities of the Obligors owing to them in respect of the Revolving Credit unless and until all such Indebtedness, obligations and liabilities have been fully paid and satisfied;

and any balance shall be made available to the Company at its Account described in Section 1.3, or as the Company may otherwise direct, provided that so long as no Event of Default then exists, excess proceeds maintained in the Company's or any Co-Borrower's operating account shall be applied to the Revolving Credit Loans then outstanding.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of Collateral received, in each instance, by the Collateral Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Collateral Agent and distributed as follows:

            (a) first, to the payment of any outstanding costs and expenses incurred by the Collateral Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Financing Documents, and in any event including all costs and expenses of a character which an Obligor has agreed to pay under Section 13.1 (such funds to be retained by the Collateral Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Collateral Agent);

            (b) second, to the payment of any outstanding interest and fees due under this Agreement other than for principal, pro rata as among all Agents and the Lenders in accord with the amount of such interest and fees owing each;

            (c) third, to the payment of the outstanding principal of the Notes pro rata as among the Lenders in accord with the then respective unpaid principal balances of such Notes (subject to adjustment for outstanding Settlement Amounts pursuant to Section 8.6); and

            (d) fourth, to all Agents and the Lenders pro rata in accord with the amounts of any other indebtedness, obligations or liabilities of the Obligors owing to them hereunder and under the Notes and the other Financing Documents (including, without limitation, the Hedging Agreements) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied.

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FTI Consulting, Inc.                                          Credit Agreement


     Section 8.6. Settlement. (a) In order to minimize the frequency of transfers of funds between the Administrative Agent and each Lender, advances and repayments of Revolving Credit Loans will be settled according to the procedures described in this Section 8.6. The Administrative Agent shall, every week, or, so long as a Default or Event of Default exists, sooner, if so elected by the Administrative Agent in its discretion, but in each case on a Business Day, (each such day being a "Settlement Date"), distribute to each Lender a statement (the "Agent's Report") disclosing as of the immediately preceding Business Day, the aggregate unpaid principal balance of Revolving Credit Loans outstanding as of such date, repayments and prepayments of principal received from the Obligors with respect to the Revolving Credit Loans since the immediately preceding Agent's Report and additional Revolving Credit Loans made to the Obligors since the date of the immediately preceding Agent's Report.
Each Agent's Report shall disclose the net amount (the "Settlement Amount") due to or due from the Lenders to effect a Settlement of any Revolving Credit Loan. The Agent's Report submitted to a Lender shall be, absent manifest error, prima facie evidence of the amount due to or from such Lender to effect a Settlement of any Revolving Credit Loan. If the Agent's Report discloses a net amount due from the Administrative Agent to any Lender to effect the Settlement of a Revolving Credit Loan, the Administrative Agent, concurrently with the delivery of the Agent's Report to the Lenders, shall transfer, by wire transfer or otherwise, such amount to such Lender in funds immediately available to such Lender, in accordance with such Lender's instructions. If the Agent's Report discloses a net amount due to the Administrative Agent from any Lender to effect the Settlement of any Revolving Credit Loan, then such Lender shall wire transfer such amount, in funds immediately available to the Administrative Agent, as instructed by the Administrative Agent. Such net amount due from a Lender to the Administrative Agent shall be due by 2:00 p.m. (New York, New York time) on the Settlement Date if such Agent's Report is received before 11:00 a.m. (New York, New York time) and such net amount shall be due by 2:00 p.m. (New York, New York time) on the first Business Day following the Settlement Date if such Agent's Report is received after 11:00 a.m. (New York, New York time). Notwithstanding the foregoing, payments actually received by the Administrative Agent (which shall be credited on the day received if received prior to 11:00 a.m. (New York, New York time)) with respect to the following items (relative, in each case, to Revolving Credit Loans) shall be distributed by the Administrative Agent to each Lender as follows:

            (i) as soon as possible, but in any event within one Business Day after receipt thereof by the Administrative Agent, payments applicable to interest on the Revolving Credit Loans shall be paid to each Lender in proportion to its pro rata share of the Revolving Credit Loans (based on the outstanding principal amount of funds actually advanced by such Lender with respect to such Revolving Credit Loans). Each Lender's share of interest accruing each day on the Revolving Credit Loans shall be based on such Lender's Daily Loan Balance. For purposes hereof, the term "Daily Loan Balance" shall mean as of any day for any Lender, an amount calculated as of the end of that day by subtracting (a) the cumulative principal amount paid by the Administrative Agent to such Lender on account of Revolving Credit Loans from the Closing through and including the date as of which the Daily Loan Balance is being determined from (b) the cumulative principal amount advanced by such Lender to the Administrative Agent for the benefit of

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FTI Consulting, Inc.                                          Credit Agreement


     the Obligors to fund Revolving Loans made on and after the Closing Date through and including such date of determination; and

            (ii) as soon as possible, but in any event within one Business Day after receipt thereof by the Administrative Agent, payments applicable to the fees set forth in Section 3.2 and expenses payable under this Agreement, shall in each case be paid to each Lender as set forth therein.

      (b) In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which an Obligor is a debtor prevent the Administrative Agent or any Lender from making any Loan to effect a Settlement contemplated hereby, the Administrative Agent or such Lender, as the case may be, will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to the percentage which such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all the Lenders.

      (c) Payments to effect a Settlement shall be made without set-off, counterclaim or reduction of any kind. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place the amount of the Settlement Amount due from such Lender (i) shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Revolving Credit Commitment of such other Lender.

     Section 8.7. Notations. Each Loan made against a Note, the status of all amounts evidenced by a Note as constituting part of the Prime Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portions, the rates of interest and Interest Periods applicable to such Term Portions, shall be recorded by the relevant Lender on its books and records or, at its option in any instance, endorsed on a schedule to the relevant Notes and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall absent manifest error be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Obligors to repay the principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, a Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the Prime Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portions, the rates of interest and the Interest Periods applicable thereto.

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FTI Consulting, Inc.                                          Credit Agreement



Section 9.  Affirmative Covenants.

     The Obligors, jointly and severally, covenant that so long as either (i) credit is in use by an Obligor hereunder or (ii) the Revolving Credit Commitments have not been fully terminated or (iii) there exists any outstanding Obligation hereunder:

     Section 9.1. Compliance with Law. The Obligors will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. (a) All risk of loss of Collateral shall be borne solely by the Obligors.

      (b) The Obligors shall maintain at their own expense, with insurers acceptable to the Collateral Agent and Lenders and comply with all terms and conditions of the following insurance coverages:

            (i) the Obligors shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including flood and earthquake coverage, subject to a maximum deductible of $50,000. The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

            (ii) as an extension of the coverage required under Section 9.2(b)(i), the Obligors shall maintain business income insurance including extra expense in an agreed amount not less than $2,000,000 with a minimum period of indemnity of six (6) months, subject to a maximum $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

            (iii) the Obligors shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 each occurrence and $2,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contractors, broad form products and completed operations, personal injury, fire legal liability and employee benefits liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law;

            (iv) the Obligors shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Obligors while at work or in the scope of his or her employment with the

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FTI Consulting, Inc.                                          Credit Agreement

     Obligors and employer's liability insurance in an amount not less than $500,000. Such coverage shall not contain any occupational disease exclusions;

            (v) the Obligors shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

            (vi) the Obligors shall maintain excess or umbrella liability insurance in an aggregate amount not less than $10,000,000, written on an occurrence basis providing limits in excess of the insurance limits required under Section 9.2(b)(iii), (b)(iv) (employers liability only), and
     (b)(v). Such insurance shall follow form the primary insurances and drop down in case of exhaustion of underlying limits and /or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law;

            (vii) the Obligors shall maintain employee dishonesty insurance in an amount not less than $1,000,000 including loss Inside/Outside coverage, Depositors Forgery, and computer theft and funds transfer fraud, in an amount not less than $1,000,000 each insuring agreement;

            (viii) the Obligors shall maintain employment practices liability insurance written on a claims-made basis with a limit of not less than $1,000,000 each loss and in the aggregate with a deductible not to exceed $25,000;

            (ix) the Obligors shall maintain professional liability insurance written on a claims-made basis (with coverage for prior acts including, without limitation, prior acts of P&M provided, that such coverage with respect to P&M shall not be required to be in force prior to 30 days after the date of Closing) with a limit of not less than $5,000,000 each claim and in the aggregate with a deductible not to exceed $50,000; and

            (x) the Obligors shall maintain directors and officers liability insurance in an amount not less than $5,000,000 with; coverage to be provided for the new board of directors with an effective date as of Closing.

      (c) The Obligors shall maintain such other insurance to such extent and against such risks, as are reasonably satisfactory to the Collateral Agent;

      (d) The Obligors shall cause each insurance policy (other than any policy referred to in clause (b)(iv) above related to workers' compensation or any policy referred to in clause (b)(x)) pertaining to the insurable interests or properties to (i) the name the Collateral Agent for the benefit of the Agents and Lenders (all of the foregoing are hereinafter referred to as the "Additional Insureds") as an "additional insured" if such policy is a liability policy, (ii) name the Collateral Agent as "loss payee" if such policy is a property and/or business income policy, (iii) provide that, the Collateral Agent shall be notified in writing of any proposed cancellation or modification of such policy, initiated by an Obligor's insurer at least thirty (30) days in advance prior to any proposed cancellation or modification, (iv) contain a waiver of subrogation in favor

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FTI Consulting, Inc.                                          Credit Agreement


of the Additional Insureds, (v) provide that Loss Payees can make claims for losses notwithstanding breaches of warranties or agreements by the primary insured party, (vi) contain a cross liability clause, (vii) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to the Additional Insureds and (viii) provide that the Additional Insureds and their affiliates have no responsibility for premiums;

      (e) The Obligors shall on or before the date of Closing, purchase and thereafter maintain key man life insurance in the amount of $10,000,000 on the life of Policano and $10,000,000 on the life of Manzo. With respect to each such life insurance policy, the Collateral Agent shall receive an Assignment of Life Insurance Policy, together with evidence satisfactory to the Lenders that the Company shall have been designated as the irrevocable beneficiary thereunder (it being agreed that such Assignment of Life Insurance Policy shall permit the Company to retain such amount of life insurance proceeds, in the event of the death of Policano or Manzo, reasonably necessary to recruit a replacement therefor, which amount for recruitment expenses shall not exceed $2,000,000 per policy). The Company shall be the owner and beneficiary of each such life insurance policy, and the Company shall not change the beneficiary thereof without the prior written consent of the Collateral Agent;

      (f) The Obligors shall on the date of Closing and at least fifteen (15) (and not more than 60) days prior to each anniversary of the date of Closing, deliver or cause to be delivered to the Collateral Agent an insurance broker's opinion letter from the Company's independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this Section 9.2 have been paid, that such policies are in force, and that such policies meet the insurance requirements set forth in this Section 9.2. The Company shall also furnish or cause to be furnished a certificate of insurance evidencing that all the coverages listed in 9.2 have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (ii) specify the insurers with whom the insurances are carried and (iii) contain such other certifications and undertakings as are customarily provided to Lenders, as reasonably requested by the Collateral Agent;

      (g) Upon the request of an Agent or any Lender, the Obligors will provide copies of the insurance policies maintained by the Obligors. In the event the Obligors, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. The Collateral Agent shall provide the Company with contemporaneous notice of any action taken by the Collateral Agent and any such payments shall be part of the indebtedness secured by the Security Documents, secured by the Collateral and payable on demand; and

      (h) The Obligors irrevocably make, constitute and appoint the Collateral Agent and any Person whom the Collateral Agent may from time to time designate as the Obligor's true and lawful attorney (and agent-in-fact) for the limited purpose of endorsing the name of the related Obligor on any check, draft instrument or other item of payment for the proceeds of the policies

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FTI Consulting, Inc.                                          Credit Agreement



of insurance described in clauses (i) and (ii) of Section 9.2(b) and, subject to the Collateral Agency Agreement, for making all determinations and decisions with respect to such policies of insurance. The Collateral Agent shall apply the net proceeds of any such insurance claim or settlement received by the Collateral Agent in accordance with the terms of the Collateral Agency Agreement. Notwithstanding the foregoing, the Company and not the Collateral Agent shall retain such right to endorse checks, draft instruments or other items of payment if (i) no Default or Event of Default then exists, and (ii) the aggregate amount of such checks, draft instruments or other items of payment with respect to a particular incident or event does not exceed $100,000.

     Section 9.3.    Maintenance of Properties, Environmental Matters, Etc.
The Obligors will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent an Obligor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of this Section 9.3, each
Obligor: (i) shall maintain its Properties in compliance in all Material respects with any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as practicable any material violation of applicable Environmental Laws with respect to any of its Properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its Properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the Resource Conservation and Recovery Act of 1980, as amended, or any comparable state law; (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of its Properties (including without limitation, any underground storage tanks) except in the ordinary course of its business and in Material compliance with all Environmental Laws; and (vi) shall notify each Lender in writing, and within a reasonable period of time, and provide any reasonably requested documents, upon learning of any Material environmental claim or Material violation of any Environmental Laws, or any release of a reportable quantity (as determined under any Environmental Law) of a Hazardous Material, or any claim arising out of or in connection with a release of a Hazardous Material, which arises in connection with any of its Properties, and any other environmental or health and safety condition which would reasonably be expected to result in any material interference with the use or operation of any of its Properties or could reasonably be expected to have a Material Adverse Effect. With respect to any release of Hazardous Materials, the Obligors shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Materials released or disposed at or on any of its properties as required by any applicable Environmental Law.

     Section 9.4. Payment of Taxes and Claims. The Obligors will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its Properties, assets, income or franchises, to the extent such taxes and

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FTI Consulting, Inc.                                          Credit Agreement

assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, provided that no Obligor need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established reserves reasonably deemed by it to be adequate on its books with respect thereto and
(ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect and any Lien resulting from such nonpayment of any such tax or assessment or claim is and remains a Permitted Lien.

     Section 9.5. Corporate Existence, Etc. Each Obligor will at all times preserve and keep in full force and effect its corporate or limited liability company existence, provided, however, that (a) any Subsidiary may merge or consolidate with or into any other Subsidiary if, at the time thereof and after giving effect thereto, (i) no Default or Event of Default exists hereunder and
(ii) in the case of any such transaction involving an Inactive Subsidiary, such transaction shall satisfy the requirements of Section 10.13 and (b) the foregoing shall not prohibit the transactions required under said Section 10.13. Each Obligor will at all times preserve and keep in full force and effect all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.6. Interest Rate Protection Program. The Obligors shall at all times beginning 90 days after the Closing keep and maintain a program to protect against variations in interest rates applicable to one-half of the principal of the Term Notes from time to time outstanding, which program shall be reasonably satisfactory to the Required Lenders.

     Section 9.7.    Taxes.

       (a) Payments Free and Clear of Taxes. Any and all payments by any Obligor hereunder, under the Notes or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes (including any excise taxes), levies, imposts, deductions, charges, penalties, assessments, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States (including, without limitation, withholding taxes imposed by the United States) including any authority, agency or instrumentality thereof, (ii) the jurisdiction in which such Lender's office is located or (iii) the jurisdiction in which such Person is organized, managed, controlled or doing business, in each case including all political subdivisions thereof (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities not excluded by the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as "Taxes"). If any Obligor shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Financing Document to such Lender or the Collateral Agent, (x) such sum payable shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 9.7) such Lender or the Collateral Agent (as the case may be) receives an amount

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FTI Consulting, Inc.                                          Credit Agreement


equal to the sum it would have received had no such withholdings or deductions been made, (y) such Obligor shall make such withholdings or deductions, and (z) such Obligor shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. In no event shall any Lender or Agent receive actual payments hereunder which are duplicative of other actual payments made to such Lender or Agent hereunder.

      (b) Other Taxes. In addition, the Obligors agree to pay any present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to
(i) any payment made under any Financing Document or (ii) the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Financing Document (hereinafter referred to as "Other Taxes").

      (c) Indemnification. The Obligors will indemnify all Agents and each Lender against, and reimburse each on demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 9.7 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or the Collateral Agent (as the case may be) or any affiliate of such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or lawfully payable; provided that the Obligors shall not be obligated to indemnify any Lender, Agent or any affiliate of such Lender or Agent for liability resulting from such Person's gross negligence or willful misconduct or its failure to give notice thereof to the Company within a reasonable period after it becomes aware of such Taxes or Other Taxes. A certificate as to any amount payable to any Person under this Section 9.7 submitted by such Person to the Company shall, absent manifest error, be final, conclusive and binding upon all parties hereto. This indemnification shall be made within thirty (30) days from the date such Person makes written demand therefor and within thirty (30) days after the receipt of any refund of the Taxes or Other Taxes following final determination that the Taxes or Other Taxes which gave rise to the indemnification were not required to be paid, such Person shall repay the amount of such paid indemnity to the Company. Such Person agrees to take reasonable efforts to pursue any right such Person has to any rebate, refund or credit of such paid indemnity.

      (d) Receipts. Within thirty (30) days after the date of any payment of Taxes or Other Taxes by an Obligor, such Obligor will furnish to the Lender or Lenders affected thereby, the original or a certified copy of a receipt or other documentation reasonably satisfactory to such Lender evidencing payment thereof. The Obligors will furnish to any Lender upon such Lender's request from time to time an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

      (e) Withholding Forms. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Company on or before the date of the Closing or upon becoming, and from time to time thereafter upon the

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FTI Consulting, Inc.                                          Credit Agreement

Company's request, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Sections 1441(c)
(1) and 1442(a) of the Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)) or (III) in the case of any Lender claiming exemption from United States withholding tax with respect to "portfolio interest," a properly completed and executed Internal Revenue Service Form W-8 (or any successor or substitute form or forms) and a certificate representing that such holder is not a "bank" for purposes of Section 881(c) of the Code, is not a "10% shareholder" of the Company within the meaning of Section 871(h)(3)(B) of the Code, and is not a "controlled foreign corporation" with respect to the Company within the meaning of Section 864(d)(4) of the Code.

     Section 9.8. Landlord Consents; Mortgagee Acknowledgements. (a) As promptly as possible and in any event within 180 days after the date of Closing, the Company shall deliver to the Collateral Agent (which shall provide copies to each of the Lenders), with respect to each interest in real property leased by an Obligor (including space leases but excluding (i) de minimis leases, (ii) space leases leased by P&M as of Closing and (iii) any other leases with respect to which the Collateral Agent has elected in writing to the Company to waive the delivery of the Lease Assignment and related waiver and consent referred to hereinbelow), a Lease Assignment and consent and waiver of the lessor and any other Person holding a fee or leasehold interest in, or a mortgage on, such real property, pursuant to which consent and waiver such Person or Persons shall consent to (1) the entry upon such Property and removal of any and all Property of such Obligor, (2) notice of defaults to and cures by the Lenders, and (3) assumption by the Lenders of the applicable lease upon default, and which consent and waiver shall otherwise be in form and substance satisfactory to the Required Lenders. Such consent and waiver (the "SEA Consent") in the case of space leased by S.E.A., Inc. ("SEA"), 15411 Vantage Parkway West, Suite 212, Houston, Texas (the "SEA Texas Leasehold"), shall include the release (or subordination satisfactory to the Collateral Agent) of the landlord of any Lien held by such landlord on property or assets of S.E.A., Inc. (it being agreed that the Obligors shall not be required to deliver such release or subordination with respect to S.E.A., Inc. if the landlord thereunder fails to deliver such release or subordination solely as a result of the Obligor's failure to pay Material cash consideration to such landlord but in no event more than $25,000). In addition, the Obligors will not permit the renewal or extension of the SEA Texas Leasehold unless and until the SEA Consent has been obtained. Notwithstanding anything contained herein or in any Financing Documents to the contrary, unless and until the SEA Consent has been delivered to the Collateral Agent, (i) no Obligor will enter into any Material transaction with SEA and (ii) the Obligors will not permit any Material assets to be subject to the SEA Texas Leasehold which are not subject to the SEA Texas Leasehold as of the date of Closing. Upon obtaining each Lease Assignment and each consent and waiver, the Company shall promptly record such Lease Assignment and consent in the real estate records for such Property but only where the lease to which such assignment relates is so recorded. Such Lease Assignment and consent and waiver shall be accompanied by an opinion of outside counsel for the related Obligor addressed to the Collateral Agent to the effect that the Lease Assignment

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FTI Consulting, Inc.                                          Credit Agreement


being delivered is legal, valid, binding and enforceable under applicable state law subject to usual and customary qualifications and shall otherwise be satisfactory in form and scope to the Collateral Agent.

       (b) As promptly as possible and in any event within 180 days after the date of Closing, the Obligors shall cause the landlord of any interest in real property under which an Obligor is the lessee and with respect to which the Obligors are obligated to deliver a Lease Assignment and consent and waiver pursuant to the provisions of Section 9.8(a), to receive an acknowledgment from any mortgagee (concurrently with the execution of such mortgage) of such property that such mortgage shall not have the right to terminate or otherwise exercise remedies under any lease of such property unless an event of default exists under such lease permitting such exercise of remedies.

       (c) If and to the extent the Obligors have not delivered Lease Assignments and related consents and waivers required pursuant to the provisions of Section 9.8(a) within 90 days after the date of Closing, the Obligors will furnish a reasonably detailed description to the Collateral Agent (which shall provide copies to each Lender), of the status of the matters required to be performed under said Section 9.8(a).

     Section 9.9. Pro Forma Balance Sheet. (a) Within 30 days following the date of Closing, the Company will deliver to the Agent and each Lender a pro forma consolidated balance sheet of the Company, prepared by the Company reflecting the assets, liabilities and stockholders' equity of the Company as of the date of Closing, adjusted to reflect the effect of the initial Loans and the use of the proceeds thereof and the consummation of the Related Transactions, including the payment of related costs and expenses.

       (b) Within 60 days following the date of Closing, the Company will deliver to the Agent and each Lender copies of all of the items and information described in Section 7.1(k), but with respect to fiscal year 2000 of the Obligors, rather than fiscal year 2001.

     Section 9.10. Use of Proceeds. All proceeds of Loans shall be used as provided in Section 5.14.

     Section 9.11. Year 2000 Problem. The Obligors shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of any Lender or Agent, the Company will provide such Lender and Agent with assurances and substantiations (including, but not limited to, the results of internal and external audit reports prepared in the ordinary course of business) reasonably acceptable to such Lender or Agent as to the capability of the Obligors to conduct their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.

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FTI Consulting, Inc.                                          Credit Agreement



Section 10. Negative Covenants.

     The Obligors, jointly and severally, covenant that so long as any credit is available to or in use by the Company hereunder:

     Section 10.1. Coverage Ratios. (a) The Obligors will not permit the Senior Interest Charges Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  4.15 to 1.00

          June 30, 2000                                   4.15 to 1.00

          September 30, 2000                              4.25 to 1.00

          December 31, 2000                               4.25 to 1.00

          March 31, 2001                                  4.50 to 1.00

          June 30, 2001                                   4.50 to 1.00

          September 30, 2001                              5.00 to 1.00

          December 31, 2001                               5.00 to 1.00

          March 31, 2002                                  6.00 to 1.00

          June 30, 2002                                   6.00 to 1.00

          September 30, 2002                              6.00 to 1.00

          December 31, 2002                               6.00 to 1.00

          March 31, 2003 and each                         7.00 to 1.00
          calendar quarter end thereafter

       (b) The Obligors will not permit the Total Interest Charges Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  2.40 to 1.00

          June 30, 2000                                   2.40 to 1.00

          September 30, 2000                              2.50 to 1.00

          December 31, 2000                               2.50 to 1.00

          March 31, 2001                                  2.75 to 1.00

          June 30, 2001                                   2.75 to 1.00

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FTI Consulting, Inc.                                          Credit Agreement



          September 30, 2001                              3.25 to 1.00

          December 31, 2001                               3.25 to 1.00

          March 31, 2002                                  3.50 to 1.00

          June 30, 2002                                   3.50 to 1.00

          September 30, 2002                              3.50 to 1.00

          December 31, 2002                               3.50 to 1.00

          March 31, 2003 and each                         4.00 to 1.00
          calendar quarter end thereafter

       (c) The Obligors will not permit the Senior Debt Service Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  1.65 to 1.00

          June 30, 2000                                   1.65 to 1.00

          September 30, 2000                              1.65 to 1.00

          December 31, 2000                               1.65 to 1.00

          March 31, 2001                                  1.85 to 1.00

          June 30, 2001                                   1.85 to 1.00

          September 30, 2001                              1.85 to 1.00

          December 31, 2001                               1.85 to 1.00

          March 31, 2002 and each                         2.00 to 1.00
          calendar quarter end thereafter

       (d) The Obligors will not permit the Total Debt Service Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  1.25 to 1.00

          June 30, 2000                                   1.25 to 1.00

          September 30, 2000                              1.25 to 1.00

          December 31, 2000                               1.25 to 1.00

          March 31, 2001                                  1.35 to 1.00

          June 30, 2001                                   1.35 to 1.00

          September 30, 2001                              1.35 to 1.00


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FTI Consulting, Inc.                                          Credit Agreement



          December 31, 2001                               1.35 to 1.00

          March 31, 2002 and each                         1.50 to 1.00
          calendar quarter end thereafter

     Section 10.2. Current Ratio. The Obligors will not permit the Current Ratio at the end of each calendar quarter to be less than 1.50 to 1.00.

     Section 10.3. Minimum EBITDA. The Obligors will not permit EBITDA at the end of each calendar quarter for the immediately preceding 12 month period ending at the end of said quarter to be less than the amount specified below set forth opposite such quarter end:

            Calendar Quarter Ending                     Minimum EBITDA

          March 31, 2000                                  $26,000,000

          June 30, 2000                                   $26,500,000

          September 30, 2000                              $26,500,000

          December 31, 2000                               $27,500,000

          March 31, 2001                                  $28,500,000

          June 30, 2001                                   $29,000,000

          September 30, 2001                              $30,000,000

          December 31, 2001                               $32,000,000

          March 31, 2002 and each                         $35,000,000
          calendar quarter end thereafter

     Section 10.4. Debt to Cash Flow Ratio. (a) The Obligors will not permit the Senior Debt to Cash Flow Ratio at the end of any calendar quarter to be greater than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  2.50 to 1.00

          June 30, 2000                                   2.50 to 1.00

          September 30, 2000                              2.50 to 1.00

          December 31, 2000                               2.50 to 1.00

          March 31, 2001                                  2.25 to 1.00

          June 30, 2001                                   2.25 to 1.00

          September 30, 2001                              2.00 to 1.00

          December 31, 2001                               2.00 to 1.00

          March 31, 2002                                  1.50 to 1.00

                                     -50-
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FTI Consulting, Inc.                                          Credit Agreement


            Calendar Quarter Ending                          Ratio

          June 30, 2002                                   1.50 to 1.00

          September 30, 2002                              1.50 to 1.00

          December 31, 2002                               1.50 to 1.00

          March 31, 2003 and each                         1.00 to 1.00
          calendar quarter end thereafter

        (b) The Obligors will not permit the Debt to Cash Flow Ratio at the end of each calendar quarter to be greater than the ratio specified below set forth opposite such quarter end:

            Calendar Quarter Ending                          Ratio

          March 31, 2000                                  3.75 to 1.00

          June 30, 2000                                   3.75 to 1.00

          September 30, 2000                              3.75 to 1.00

          December 31, 2000                               3.75 to 1.00

          March 31, 2001                                  3.25 to 1.00

          June 30, 2001                                   3.25 to 1.00

          September 30, 2001                              3.00 to 1.00

          December 31, 2001                               3.00 to 1.00

          March 31, 2002                                  2.50 to 1.00

          June 30, 2002                                   2.50 to 1.00

          September 30, 2002                              2.50 to 1.00

          December 31, 2002                               2.50 to 1.00

          March 31, 2003 and each                         2.00 to 1.00
          calendar quarter end thereafter

     Section 10.5. Lease Rentals. The Obligors will not, at any time, permit aggregate Lease Rentals at the end of each calendar year for the immediately preceding period of 12 consecutive calendar months ending at the end of said year to exceed the amount specified below opposite each year end as set forth below:

            Calendar Quarter Ending                         Amount

          December 31, 2000                               $ 6,000,000

          December 31, 2001                               $ 8,000,000

          December 31, 2002                               $10,000,000

          December 31, 2003                               $12,000,000

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FTI Consulting, Inc.                                          Credit Agreement


            Calendar Quarter Ending                         Amount

          December 31, 2004                               $14,000,000

          December 31, 2005 and each                      $16,000,000
          calendar year ending thereafter

     Section 10.6. Maximum Compensation. The Obligors will not pay salaries or other compensation (including, without limitation, loans or advances which are (or are anticipated to be) forgiven or not timely repaid in cash) to any employee in excess of seven hundred fifty thousand dollars ($750,000) per annum except pursuant to Performance Bonus plans. Compensation shall not include severance payments or Loans for Stock Purchases. No employee shall have an employment contract or be subject to a compensation plan with a term of more than four years.

     Section 10.7. Limitation on Capital Expenditures. The Obligors will not permit the aggregate amount of Capital Expenditures in each year indicated below to exceed the amount set opposite such year:

---------------------------------------------------------------------------------------------
           Year Ending December 31,                      Maximum Capital Expenditures
---------------------------------------------------------------------------------------------
                     2000                                         $3,090,000
---------------------------------------------------------------------------------------------
                     2001                                         $3,180,000
---------------------------------------------------------------------------------------------
                     2002                                         $3,280,000
---------------------------------------------------------------------------------------------
                     2003                                         $ 3,380,00
---------------------------------------------------------------------------------------------
                     2004                                         $3,480,000
---------------------------------------------------------------------------------------------
                     2005                                         $3,580,000
---------------------------------------------------------------------------------------------
                     2006                                         $3,690,000
---------------------------------------------------------------------------------------------

(other than Capital Expenditures made from the Insurance Account with insurance proceeds received in connection with a casualty occurrence to the extent that such proceeds are applied in accordance with and pursuant to the terms and limitations of the Collateral Agency Agreement).

     Section 10.8. Limitations on Debt. The Obligors will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Debt, except for Debt presently outstanding and described on Schedule 5.15 and:

            (1) Debt evidenced by the Revolving Credit Notes;

            (2) Debt evidenced by the Term Notes;

            (3) any Swaps entered into by the Obligors with respect to notional amounts not to exceed, in the aggregate, the outstanding principal amount of all Loans hereunder;

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FTI Consulting, Inc.                                          Credit Agreement


            (4) Debt evidenced by the Subordinated Debentures in aggregate principal amount not in excess of $30,000,000 (increased by the principal amount of the so-called "PIK Amount" pursuant to Paragraph 2(c) of the Subordinated Debentures);

            (5) Debt incurred in connection with the making of Capital Expenditures permitted under Section 10.7 hereof provided that (i) such Debt is either unsecured or secured by Liens described in Section 10.9(g) and (ii) the aggregate principal amount of all such Debt incurred pursuant to this Section 10.8(5) by all Obligors in any fiscal year shall not exceed $1,500,000; and

            (6) secured Debt of the Company permitted pursuant to Section 10.9(g) in an aggregate principal amount not to exceed $500,000.

     Section 10.9. Limitation on Liens. No Obligor will create or incur, or suffer to be incurred or to exist, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
       Section 9.4; provided further in each case, the obligation secured is not overdue or, if overdue, is bonded or the execution of which is stayed by appropriate judicial action; and provided finally that any such Lien is subject and subordinate to the Lien of the Security Documents unless otherwise provided by operation of law;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which the obligation secured by such Lien is bonded or a stay of execution pending such appeal or proceeding for review shall have been secured; provided that any such Lien is subject and subordinate to the Lien of the Security Documents;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and is bonded or the execution of which is stayed by appropriate judicial action; and provided

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FTI Consulting, Inc.                                          Credit Agreement


       further that any such Lien is subject and subordinate to the Lien of the Security Documents unless otherwise provided by operation of law;

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair the value of such real property or the use thereof in the operation of the business of such Obligor;

            (e) Liens existing as of the date of Closing and reflected in
       Schedule 5.15;

            (f) Liens of the Security Documents and Liens expressly permitted pursuant thereto; and

            (g) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of an Obligor, including Liens existing on such fixed assets at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by such Obligor shall not exceed 100% of the lesser of the total purchase price or Fair Market Value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Debt shall have been incurred within the limitations provided in Section 10.8(5); and

     Section 10.10. Distributions. No Obligor will at any time declare or make, or incur any liability to declare or make, any Distribution provided, however, that the foregoing provisions of this Section 10.10 shall not prohibit the payment by the Obligors of (i) earn-out payments contained in agreements described on Schedule 10.10 and (ii) repurchases by the Company in the event of any "Involuntary Transfer" as defined in and as contemplated by Section 3(b) of the Restricted Stock Agreement, provided, further, however, that in the case of any such payment pursuant to clause (i) or (ii) above (excluding earn-out arrangements described on Schedule 10.10) at the time of such payment and after giving effect thereto no Default or Event of Default exists hereunder.

     Section 10.11. Restricted Investment. No Obligor will make or authorize any Restricted Investments.

     Section 10.12. Merger, Consolidation, Etc. No Obligor shall consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person provided, however, that (a) that the foregoing shall not prohibit any Subsidiary from consolidating or merging with or into any other Subsidiary

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FTI Consulting, Inc.                                          Credit Agreement



or conveying, transferring or leasing all or substantially all of its assets to another Subsidiary if, at the time thereof and after giving effect thereto, (i) no Default or Event of Default exists hereunder and (ii) in the case of any transaction involving an Inactive Subsidiary, such transaction shall satisfy the requirements of Section 10.13, and (b) the foregoing shall not prohibit the transactions required under said Section 10.13.

     Section 10.13. Sale of Assets. No Obligor shall make any Asset Disposition. Notwithstanding the foregoing, as promptly as practicable and in any event within 90 days after the date of Closing, the Obligors shall furnish to the Agent (which will promptly furnish copies to the Lenders) a detailed plan whereunder (a) substantially all of the operating assets of the Company are transferred to either an existing Subsidiary or a wholly-owned Subsidiary to be formed in connection with such transfer and (b) the Inactive Subsidiaries are dissolved or merged into a Subsidiary which is an Obligor with such Obligor as the survivor or continuing corporation. The aforementioned plan shall be satisfactory to the Agent in form, scope and substance. In addition, as promptly as practicable and within 180 days after the date of Closing, the transactions contemplated by and described in the aforementioned plan shall be fully consummated upon terms and provisions satisfactory in form, scope and substance to the Agent.

     Section 10.14. Issuance of Certain Stock. (a) No Obligor shall issue any shares of capital stock of any class or other equity interests (or any options, warrants, convertible securities or rights with respect thereto) after the Closing other than (i) pursuant to the exercise of Warrants of the Company outstanding as of Closing, (ii) capital stock of the Company of an existing class issued as a stock split or stock dividend, (iii) capital stock issued by an Obligor pursuant to the Forensic Technologies International Corporation Employee Stock Purchase Plan dated June 30, 1997 and Forensic Technologies International Corporation 1997 Stock Option Plan dated as of March 27, 1997, as amended May 19, 1999; (iv) capital stock issued by the Company for cash consideration equal to the fair market value thereof (net of customary discount and commissions) provided that the net cash proceeds to the Company are concurrently with the receipt thereof applied to the prepayment of the Term Notes together with accrued and unpaid interest thereon and any amounts which may be payable pursuant to the provisions of Section 2 (which prepayment shall be applied on a pro-rata basis based on the unpaid principal amount of all outstanding Term Notes and if such prepayment is a partial prepayment of the Term Notes, such prepayment shall be deemed to be applied first against the amount otherwise due at the final maturity date of the respective Term Notes and any additional amounts of such partial prepayment shall be applied against the required installment payments in respect of such Term Notes in the inverse chronological order thereof) provided, further, that notwithstanding the foregoing proviso, up to but not in excess of 25% of such net cash proceeds may be applied to reduce Subordinated Debt if each of the following conditions are satisfied: (1) at the time of such payment and after giving effect thereto, no Default or Event of Default exists hereunder, (2) the Senior Debt to Cash Flow Ratio as of the end of each of the immediately preceding two calendar quarters shall have been equal to or less than 1.75 to 1.00, (3) such payment shall not violate the terms and provisions of the Subordination Agreement and (4) any such payment shall be applied, first, against outstanding accrued and unpaid interest then due and payable, if any, and second, against outstanding principal; and (5) capital stock issued by the Company for fair consideration in connection with a Permitted Acquisition.

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FTI Consulting, Inc.                                          Credit Agreement


     Section 10.15. Sale-and-Leasebacks. No Obligor shall enter into any Sale-and-Leaseback Transaction.

     Section 10.16. Prohibition of Change in Fiscal Year. No Obligor will change its fiscal year-end for accounting purposes from December 31 of any year.

     Section 10.17. Sale or Discount of Receivables. No Obligor will discount or sell its notes receivable or accounts receivable.

     Section 10.18. Subsidiaries. The Company will at all times own 100% of the outstanding shares of capital stock or equity, partnership or membership or interest of each Subsidiary. In the event the Company acquires any Subsidiaries after the Closing, the Company shall, concurrently with such acquisition, cause such Subsidiary to join this Agreement as a Co-Borrower hereunder pursuant to an instrument of joinder on the form of Exhibit 10.18 or otherwise satisfactory in form and substance to the Administrative Agent.

     Section 10.19. Partnerships, Joint Ventures and LLC's. No Obligor will act or participate as a general or limited partner in any partnership or as a joint venturer in any joint venture or as a member of any LLC other than the Company as a member of P&M.

     Section 10.20. Margin Securities. No Obligor will own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the Federal Reserve System as now in effect or as the same may hereafter be in effect other than Securities received by an Obligor from an Account Debtor which is the subject of any proceedings under the Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof.

     Section 10.21. Payments of Debt. No Obligor shall, directly or indirectly or through any Affiliate, purchase, redeem, retire, acquire, advance or pay any Debt of an Obligor or deposit with any trustee in defeasance of any indenture under which such Debt may be outstanding, except: (a) the payment of the Debt evidenced by the Notes upon the terms and conditions provided for herein or therein or under any Security Document; (b) the payment of the Debt evidenced by the Subordinated Debentures, to the extent such payment is required by the terms and conditions provided for in the Subordinated Note Agreement and permitted by the Subordination Agreement; (c) Debt permitted by this Agreement incurred within the limitations of Section 10.8(3) or (5).

     In addition to and not in limitation of the foregoing restrictions contained in this Section 10.21, no Obligor will make:

            (a) any payment of principal of, or interest on, any of the Subordinated Debt, if prohibited by the Subordination Agreement or if any Default or Event of Default then exists hereunder or would result from such payment;

            (b) any payment of the principal or interest due on the Subordinated Debt as a result of acceleration thereunder or a mandatory prepayment thereunder;


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FTI Consulting, Inc.                                          Credit Agreement



            (c) any amendment or modification of or supplement to the documents evidencing or securing the Debt other than in respect of the Obligations pursuant to the terms hereof; and

            (d) payment of principal or interest on the Debt other than when due (without giving effect to any acceleration of maturity or mandatory prepayment) other than in respect of the Obligations pursuant to the terms hereof.

     In addition to and not in limitation of the foregoing restrictions contained in this Section 10.21 and in Section 10.14, and without limitation of any applicable subordination provisions in respect of the Subordinated Debt, no Obligor shall prepay, directly or indirectly, any amounts in respect of outstanding Subordinated Debt (first against accrued and unpaid interest then due and payable and, second, against outstanding principal) issued pursuant to the Subordinated Note Agreement, provided, however, that on April 30 of each year beginning April 30, 2003, the Company may prepay outstanding Subordinated Debt (together with accrued and unpaid interest thereon) if and so long as each of the following conditions are satisfied:

            (i) the aggregate principal amount prepaid is not in excess of the portion of the principal amount of Subordinated Debt attributable to PIK Amounts capitalized for the immediately preceding fiscal year;

            (ii) at the time of any such prepayment of such Subordinated Debt and after giving effect thereto, no Default or Event of Default exists or shall exist hereunder; and

            (iii) any and all such prepayments shall be paid solely out of the 50% of Excess Cash Flow, if any, after the repayments required under
     Section 8.4(a).

     No Obligor shall take or omit to take any action whereby the subordination of Subordinated Debentures to the Notes might be terminated, impaired or adversely affected.

     Section 10.22. No Amendment of Organizational Documents. The Obligors covenant that each will not permit any amendment to or modification of its Articles of Incorporation or Bylaws (or articles of association or operating agreement) if such amendment or modification could adversely affect the rights of the Agents or Lenders.

     Section 10.23. Guaranties. No Obligor will become or be liable in respect of any Guaranty provided, however, that any Obligor shall be permitted to enter into a Guaranty of any Debt of any other Obligor permitted to be incurred hereunder.

     Section 10.24. Amendments to Other Documents. No Obligor will cause or permit, directly or indirectly, any amendment, waiver, consent, modification or adjustment (including, without limitation, any adjustment contemplated by the last sentence of Exhibit B to the Policano and Manzo Employment Agreements) of the Policano Employment Agreement, the Manzo Employment Agreement, the LLC Purchase Agreement, the Restricted Stock Agreements dated as of the date of Closing between the Company and Policano and, separately, Manzo, or the compensation plans, described on Schedule 10.6 or the Subordinated Note Agreement or the

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FTI Consulting, Inc.                                          Credit Agreement

Subordinated Debentures; provided, however, that the foregoing shall not preclude (i) routine, ministerial modifications to any employment or compensation agreement, (ii) amendments to compensation plans (which shall not, in any event, include the Restricted Stock Agreement) and Performance Bonuses provided, that such amendments are not otherwise prohibited by this Agreement including, without limitation, Section 10.6 hereof, and any Performance Bonus so amended continues to constitute a Performance Bonus hereunder and (iii) any holder of Subordinated Debentures from waiving any default by an Obligor under the Subordinated Note Agreement or from waiving compliance by the Obligors with any provisions of the Subordinated Note Agreement, unless, as a condition of obtaining such waiver, the Obligors are required to comply with additional terms or conditions that could adversely affect the interests of either an Obligor or the holders of the Notes.

     Section 10.25. Transactions with Affiliates. No Obligor will enter into, directly or indirectly, (i) any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service and including the employment as an officer of any immediate family member of an Affiliate) or
(ii) any employment, management, consulting or advisory or similar arrangements, in each case, with any Affiliate of such Obligor, provided that such transactions referred to in clauses (i) or (ii) above are permitted if (a) pursuant to the reasonable requirements of such Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of such Obligor and (b) any Material transactions or Material employment management, consulting, advisory or similar arrangements, are specifically approved by the Board of Directors of the Company. Prior to the consummation of the transactions required pursuant to the provisions of Section 10.13, no Obligor will (i) enter into, directly or indirectly, any transaction or arrangement with any Inactive Subsidiary or (ii) permit any Inactive Subsidiary to engage in any transaction other than pursuant to Section 10.13. Notwithstanding anything contained herein or in any of the Financing Documents to the contrary, the Obligors (i) will cause the assets and properties of RestorTek, Inc., an Illinois corporation ("RestorTek") to be free and clear of any Liens (or evidence thereof) other than the Liens securing the Obligations under the Financing Documents at all times from and after 180 days after Closing and (ii) will not permit RestorTek to enter into any transaction or arrangement with any other Obligor, or obtain or acquire any Material assets or property which RestorTek does not own as of the date of Closing, unless and until the Obligors shall have delivered evidences of release and termination satisfactory to the Collateral Agent of any and all liens or evidences thereof encumbering the assets or property of RestorTek other than liens securing the Obligations under the Financing Documents.

     Section 10.26. Line of Business. No Obligor will enter into any line or area of business other than scientific, litigation, financial and claims management consulting services.

     Section 10.27. Termination of Pension Plans. No Obligor will withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by an Obligor to be terminated if such withdrawal or termination would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Company pursuant to Section 4068 of ERISA. No Obligor will, or will permit any ERISA

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FTI Consulting, Inc.                                          Credit Agreement


Affiliate to, (i) maintain, contribute to, or have any liability with respect to, any defined benefit plan under ERISA or (ii) be subject to, or obligated under, any Multi-Employer Plan.

     Section 10.28. Material Contracts Assigned. No Obligor will enter into any Material contract or agreement, unless such Obligor uses its reasonable best efforts to ensure that such contract or agreement includes a provision with respect to its collateral assignment to the Collateral Agent substantially in the form attached hereto as Exhibit 10.28-1. To the extent any such Material contract or agreement contains a license for any software, system development or similar Property which Property is material to the performance of the contract by the contracting party, the Obligors will cause such contracting party to enter into a license agreement substantially in the form attached hereto as
Exhibit 10.28-2 concurrently with the execution and delivery of such Material contract or agreement.

     Section 10.29. Certain Compensation. No Obligor shall enter into any phantom stock or similar compensation program with any Person unless such program prohibits any rights of exercise, required repurchase or other direct or indirect compensation if and so long as any of the Obligations hereunder remain outstanding.

Section 11. Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) an Obligor defaults in the payment of any principal of any Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) an Obligor defaults in the payment of any interest on any Loan or of any fee or other Obligation payable by an Obligor (other than Obligations referred to in paragraph (a) of this Section 11) hereunder for more than three Business Days after the same becomes due and payable; or

            (c) an Obligor defaults in the performance of or compliance with any term contained in (i) Section 7 and such default is not remedied within 30 days or (ii) Section 9.2(a), Section 9.2(b) or Section 10; or

            (d) an Obligor defaults in the performance of or compliance with any term contained herein applicable to such party (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or of any other Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Lender; or

            (e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor or by Policano or Manzo, in each case, in any

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FTI Consulting, Inc.                                          Credit Agreement


     Financing Document (or in any agreement, document or instrument assigned for collateral purposes or otherwise or pledged under any Financing Documents including, without limitation, the LLC Purchase Agreement) or in any writing by an Obligor (or any officer of an Obligor) or by Policano or Manzo furnished to any Lender in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made and shall remain Material; or

            (f) (i) an Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on, or liability in respect of, any Debt, leases, collateral or other obligations (which Debt, leases, collateral or other obligations is in an amount of at least $500,000 ("Material Liability")) that is outstanding beyond any period of grace provided with respect thereto, or (ii) an Obligor is in default in the performance of or compliance with any term of any evidence of any Material Liability or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Liability has become, or has been declared (or one or more Persons are entitled to declare such Material Liability to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of a Material Liability to convert such Material Liability into equity interests), (x) an Obligor has become obligated to purchase or repay a Material Liability before its regular maturity or before its regularly scheduled dates of payment or (y) one or more Persons have the right to require an Obligor so to purchase or repay such Material Liability; or

            (g) an Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing; or

            (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the related Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Obligor, as the case may be, or any such petition shall be filed against an Obligor and such petition shall not be dismissed within 60 days; or

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FTI Consulting, Inc.                                          Credit Agreement


            (i) an "Event of Default" as such term is defined in the Collateral Agency Agreement or the Subordinated Note Agreement (including, without limitation, Article 4 thereof without amendment or waiver thereof) shall occur and be continuing; it being understood by each party to this Credit Agreement that nothing contained herein shall create any right by any such party to make any claim of any type against any of the Principals (as defined in the Subordinated Note Agreement) in any way related to the covenants or other agreements made by such Principals in the Subordinated Note Agreement; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against an Obligor and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

            (k) if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code,
     (ii) a notice of intent to terminate any Plan (other than a Multiemployer
     Plan) shall have been or is reasonably expected to be provided to participants in such Plan or filed with the PBGC or the PBGC shall have instituted proceedings to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified an Obligor or any ERISA Affiliate that such a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans) that are subject to Section 302 or Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) an Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I (other than normal operating liabilities under a Plan) or IV of ERISA or excise tax provisions of the Code relating to employee benefit plans, (v) an Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) an Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of an Obligor thereunder; and any such event or events described in clauses
     (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

            (l) a Change in Control shall have occurred; or

            (m) the occurrence of any event or circumstance which the Required Lenders determine in their reasonable discretion to have a Material Adverse Effect;

            (n) the Company shall have terminated Policano or Manzo "Without Cause" as contemplated in the Policano or Manzo Employment Agreement, as the case may be, or Policano or Manzo shall have terminated his employment with the Company for "Good Reason" as contemplated in the Policano and Manzo Employment Agreement,


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FTI Consulting, Inc.                                          Credit Agreement

     unless the Board of Directors of P&M engages, within 90 days of any such event, a replacement for the relevant individual approved by the Agent and the Required Lenders, which approval shall not be unreasonably withheld; it being understood by each party to this Credit Agreement that nothing contained in this paragraph shall create any right by such party to make any claim of any type against Policano or Manzo in any way related to the event of default described in this paragraph; or

            (o) for any reason except death or disability either Jack B. Dunn, IV ("Dunn") or Stewart J. Kahn ("Kahn") fails to renew his respective employment agreement described on Schedule 10.6 with the Company, is otherwise no longer employed by the Obligors and engaged in their operations and management in substantially his present capacity, or fails to give his full time and attention to the Obligor's business, unless the Board of Directors of the Company engages, within 90 days of such event, a replacement for the relevant individual approved by the Agent and the Required Lenders, which approval shall not be unreasonably withheld; it being understood by each party to this Credit Agreement that nothing contained in this paragraph shall create any right by such party to make any claim of any type against Dunn or Kahn in any way related to the event of default described in this paragraph.

As used in Section 11, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

Section 12. Remedies on Default, Etc.

     Section 12.1. Bankruptcy Defaults. (a) If an Event of Default described in paragraph (g) or (h) of Section 11 has occurred, all the Loans then outstanding and all fees, charges and other Obligations payable to the Lenders hereunder shall automatically become immediately due and payable, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 12.2. Non-Bankruptcy Default. If any other Event of Default has occurred and is continuing, the obligation of the Lenders to extend further credit hereunder shall be suspended unless and until the conditions set forth in
Section 4.2 are satisfied or waived in accordance with Section 17 and the Required Lenders, by notice to the Company, may take one or more of the following actions:

            (a) terminate the obligations of the Lenders to extend any further credit hereunder;

            (b) declare all the Notes then outstanding and all fees, charges and other Obligations payable to the Lenders hereunder to be immediately due and payable; and

            (c) enforce any and all rights and remedies available to it under the Financing Documents or applicable law.

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FTI Consulting, Inc.                                          Credit Agreement


     Section 12.3. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 13, the Obligors will pay to each Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements (including those of common counsel to the Lenders).

     Section 12.4. Interest Upon Acceleration. Upon any Note being accelerated or otherwise becoming due and payable pursuant to Section 12.1 or 12.2, in addition to any other amounts payable under the Financing Documents including pursuant to Section 2 hereof, the Obligors shall pay the unpaid principal amount thereof, together with all accrued and unpaid interest thereon.

     Section 13.     Expenses, Indemnity, Etc.

     Section 13.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel provided, however, that it is agreed that in connection with the closing of the transactions contemplated by this Agreement and without limiting the requirements in respect of the Subordinated Debt, the Obligors shall not be responsible for the professional fees or disbursements or charges of counsel other than Chapman and Cutler, as special counsel to the Agents and Lenders hereunder and such local counsel as the Agents may reasonably request) incurred by all Agents, any Lender or the Collateral Agent in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Documents, or by reason of being Lender hereunder, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of an Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Financing Documents, and (c) the initial and on-going fees of the Collateral Agent in connection with the Collateral Agency Agreement as agreed in writing with the Company or any other Obligor. The Obligors will pay, and will save each Lender harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by a Lender). It is understood and agreed that if any Lender should pay any costs and expenses which are provided by this Section 13.1 to be paid by the Obligors, the Obligors shall upon demand reimburse such Lender in the amount of any such payment together with interest thereon from the tenth Business Day following date of such demand to the date of reimbursement therefor at a rate per annum equal to 0.25% above the Prime Rate.

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FTI Consulting, Inc.                                          Credit Agreement


     Section 13.2. General Indemnity. The Obligors, jointly and severally, agree to defend, protect, indemnify, and hold harmless all Agents and each Lender and each of their respective Affiliates, including, without limitation, their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct or indirect, consequential or otherwise, and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial and ERISA laws and regulations, under common law or in equity, or based on contract or otherwise, including those relating to violation of any environmental, health or safety laws or regulations, the past, present or future operations of an Obligor or any of its predecessors in interest, or the past, present or future environmental, health or safety condition of any properties thereof) in any manner relating to or arising out of any Financing Document or any agreement contemplated thereby, or any act, event or transaction related or attendant thereto, the making of the Loans or the use or intended use of the proceeds thereof (collectively, the "Indemnified Matters"); provided, however, the Obligors shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Obligors shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Obligors, jointly and severally, further agree that the indemnities set forth in this Section 13.2 are in addition to, and shall not in any manner limit or act as a waiver of, any rights, including, without limitation, any rights to indemnification or contribution, which the Indemnitees may have under any other document, instrument or agreement or any applicable law.

     Section 13.3.   Survival. The obligations of the Obligors under this
Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Documents, and the termination of any of the Financing Documents.

Section 14. Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Documents, the making of the Loans, the transfer by any Lender of any of its Notes or portion thereof or interest therein, the payment of any Note and the assignment by any Lender of any part of its rights and obligations under this Agreement, and all representations and warranties contained herein may be relied upon by any subsequent Lender regardless of any investigation made at any time by or on behalf of such Lender. All statements contained in any certificate or other instrument delivered by or on behalf of an Obligor or Policano or Manzo pursuant to the Financing Documents shall be deemed representations and warranties of such Obligor or Policano or Manzo under the Financing Documents. Subject to the preceding

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FTI Consulting, Inc.                                          Credit Agreement

sentence, the Financing Documents embody the entire agreement and understanding between the Lenders and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 15. Amendment and Waiver.

     Section 15.1. Requirements. This Agreement, the Financing Documents and the Notes may be amended, and the observance of any term hereof of the Financing Documents or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Agents and the Required Lenders, except that (a) this Agreement (insofar as it relates to the terms and conditions of the Revolving Credit Commitments) and the Revolving Credit Notes may not be amended without the consent of the Required Revolving Credit Lenders, and this Agreement (insofar as it relates to the terms and conditions of the Term A Loan Commitments and the Term B Loan Commitments) and the Term Notes may not be amended without the consent of the Required Term Lenders, and (b) without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the term of any Lender's Commitment or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or release any guarantor or any Material part of the collateral security afforded by the Security Documents (except in connection with any release, sale or other disposition required or permitted to be effected by the provisions hereof or of the Security Documents) or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Financing Documents.

     Section 15.2.   Solicitation of Lenders.

      (a) Solicitation. The Company will provide the Administrative Agent (and the Administrative Agent shall promptly furnish to each Lender (irrespective of the amount of its Commitment)) with sufficient information, sufficiently far in advance of the date a decision is required, to enable the Administrative Agent and Lenders to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the other Financing Documents. It is specifically acknowledged that the Company shall be required to deliver any request for amendment or waiver only to the Administrative Agent and that the Agent shall promptly furnish such request to such lender and such other person as the Administrative Agent deems appropriate. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 15 or the provisions of any other Financing Document to each Lender promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Lenders. The Company will cooperate with the Administrative Agent appointed under Section 17.1 in connection with the preparation and processing of any such amendment, waiver or consent.

      (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant

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FTI Consulting, Inc.                                          Credit Agreement


any security, to any Agent or Lender as consideration for or as an inducement to the entering into by any Agent or Lender of any waiver or amendment of any of the terms and provisions hereof or of the other Financing Documents unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Agent and Lender.

     Section 15.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all Agents and Lenders and is binding upon them and upon each future Agent and Lender and upon the Obligors. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and any Lender nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Lender or Agent. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 16. Notices.

     Except as otherwise specified herein, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (specifying next Business Day delivery, with charges prepaid). Any such notice must be sent:

            (i) if to the Agent or any Lender, to the Agent or such Lender at the address specified for such communications in Schedule A, or at such other address as such Lender or Agent shall have specified to the Company in writing, or

            (ii) if to an Obligor, to the Company at its address set forth on page one hereof to the attention of:


            Jack B. Dunn, IV
            Chief Executive Officer
            FTI Consulting, Inc.
            2021 Research Drive
            Annapolis, Maryland  21401
            Telephone:  (410) 224-8770
            Facsimile:  (410) 224-2809

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FTI Consulting, Inc.                                          Credit Agreement

            with a copy to:

            Theodore Pincus
            Chief Financial Officer
            FTI Consulting, Inc.
            2021 Research Drive
            Annapolis, Maryland  21401
            Telephone:  (410) 224-8770
            Facsimile:  (410) 224-2809

            with a copy (including any notice of default) to:

            Richard C. Tilghman, Jr., Esq.
            Piper Marbury Rudnick & Wolfe LLP
            6225 Smith Avenue
            Baltimore, Maryland  21209-3600
            Telephone:  (410) 580-4274
            Facsimile:  (410) 580-3001

     or such other address as the Company shall have specified to the Agent and the Lenders.

Notices under this Section 16 will be deemed given only when actually received.

Section 17. The Agents.

     Section 17.1. Appointment and Authorization. Each Lender hereby appoints and authorizes (i) Newcourt (in its capacity as Administrative Agent for the Lenders hereunder) to take such action as agent on its behalf and to exercise such powers hereunder and under the other Financing Documents as are designated to the Administrative Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. Each Lender acknowledges and agrees that Newcourt has been appointed as Collateral Agent pursuant to the Collateral Agency Agreement dated the date of Closing and each Lender acknowledges that the Collateral Agent is authorized to take such action as agent on its behalf and to exercise such powers hereunder and under the other Financing Documents as are designated to the Collateral Agent. Each Lender hereby appoints Newcourt as Book Manager. Each Lender hereby appoints SunTrust as Documentation Agent. Each Lender hereby appoints Capital Syndication Corporation as Syndication Agent and Lead Arranger hereunder. Each Lender appoints B of A as Co-Lead Arranger. The following provisions of this Section 17 shall apply to all Agents except as otherwise expressly provided for in the other Financing Documents including, without limitation, the terms and provisions of Section 6 of the Collateral Agency Agreement. It is acknowledged and agreed that the Documentation Agent, the Syndication Agent, the Book Manager, the Lead Arranger and the Co-Lead Arranger shall have no rights, obligations or responsibilities hereunder.

     The Lenders expressly agree that each Agent is not acting as a fiduciary of the Lenders in respect of the Financing Documents, the Obligors or otherwise, and nothing herein or in any of

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the other Financing Documents shall result in any duties or obligations on an
Agent or any of the Lenders except as expressly set forth herein. An Agent may resign at any time by sending 30 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent, which shall succeed to all the rights, powers and duties of such Agent hereunder and under the other Financing Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If an Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Obligors shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) such Agent's rights, if any, in the Financing Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 17.2. Rights as a Lender. Each Agent has and reserves all of the rights, powers and duties hereunder and under the other Financing Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include such Agent in its individual capacity as a Lender.

     Section 17.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Financing Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. No Agent or Arranger makes any representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Financing Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. Neither an Agent nor any director, officer, employee, agent, attorney or representative thereof (including any Collateral Agent therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Financing Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. No Agent shall incur any liability under or in respect of this Agreement or the other Financing Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of an Obligor), unless it has actual knowledge of the untruthfulness of same. Each Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. Each Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender. Each Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, each Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required


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Lenders; provided that such direction shall not conflict with the provisions of law or of the Financing Documents. Each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders ratably and severally against any and all liability and expense which may be incurred by such Agent by reason of taking or continuing to take any such action. Each Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on any Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Obligors. Without limiting any obligation contained herein for the Agent to deliver or forward information to the Lenders, it shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Obligors and an Agent shall have no liability to any Lender with respect thereto.

     Section 17.4. Costs and Expenses. Each Lender agrees to reimburse each Agent for all reasonable costs and expenses suffered or incurred by each Agent or in performing its duties hereunder and under the other Financing Documents, or in the exercise of any right or power imposed or conferred upon each Agent hereby or thereby, to the extent that such Agent is not promptly reimbursed for same by the Obligors or out of the Collateral, all such reasonable costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments (or unpaid principal amount of Loans with respect to any Commitments that have expired or been terminated). Any such reimbursement by the Lenders to an Agent shall not eliminate the Obligors' obligation to reimburse such Agent and the Lenders for such expenses hereunder.

     Section 17.5. Indemnity. The Lenders shall ratably (based on the aggregate of outstanding Loans and unused Commitments, if any) and severally indemnify and hold each Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Financing Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Obligors or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

     Section 17.6. Consultation with Experts. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 17.7. Enforcement of Collateral. The Lenders acknowledge and agree that all proceedings at law or in equity to foreclose or otherwise realize upon the Collateral subject to the Security Documents shall be instituted and maintained by or at the direction of the Collateral Agent for the benefit of itself and the holders of the Obligations in the manner provided for in this Agreement and the Security Documents, and no Lender shall individually have the right to institute any such proceeding in absence of default by the Collateral Agent.


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FTI Consulting, Inc.                                          Credit Agreement


     Section 17.8. Hedging Arrangements. By virtue of a Lender's execution of this Agreement or an Assignment Agreement pursuant to Section 18.2 hereof, as the case may be, any affiliate of such Lender with whom an Obligor has entered into an agreement creating Hedging Liability shall be deemed a Lender party hereto for purposes of any reference in a Financing Document to the parties for whom the Collateral Agent is acting, it being understood and agreed that the rights and benefits of such affiliate under the Financing Documents consist exclusively of such affiliate's right to share in payments under the Financing Documents and collections out of the Collateral as more fully set forth in other provisions hereof.

Section 18. Participations; Assignments.

     Section 18.1. Participations. Any Lender may, upon notice to the Company, grant participations in its Commitments or Loans to any other Lender or other lending institution (a "Participant"); provided that (i) the amount of each such participation granted by such Lender shall be in an amount not less than $2,500,000; (ii) no Participant shall thereby acquire any direct rights under this Agreement (including any consent or waiver rights), (iii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iv) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

     Section 18.2. Assignment Agreements. Each Lender may, from time to time, upon notice to the Company, assign to other commercial lenders all or a part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by any Note then owned by such assigning Lender, together with an equivalent proportion of its Commitment to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, and, so long as no Default or Event of Default exists, acknowledged by the Company (it being acknowledged that the failure of the Company to acknowledge such assignment shall not in any way hinder or impair such assignment) and the Administrative Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion and type of the Commitment of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) the Administrative Agent must consent, which consent shall not be unreasonably withheld, to each assignment with respect to the Revolving Credit to a party which was not an original signatory of this Agreement; (ii) unless the Administrative Agent otherwise consents, the aggregate amount of the Commitments, Loans and Notes of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 (or if the aggregate amount of all Commitments, Loans and Notes of the assigning Lender is less than $5,000,000, such lesser amount) and shall be an integral multiple of $10,000; (iii) an assignment fee of $3,500 shall be paid by the assigning Lender to the Administrative Agent concurrently with such assignment; and (iv) the Company must consent, which consent shall not be unreasonably withheld, to each assignment with respect to the Revolving Credit to a party which is not an Eligible Assignee. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Administrative Agent and, if required, the acknowledgment of the Company and payment to such assigning Lender by such assignee lender

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FTI Consulting, Inc.                                          Credit Agreement


of the purchase price for the portion of the indebtedness of the Obligors being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of any such Assignment Agreement with respect to a Lender's Revolving Credit Commitment, the Obligors shall execute and deliver a Revolving Credit Note to the assignee Lender in the amount of its Revolving Credit Commitment and, unless the assigning Lender shall have assigned all of its rights and obligations under this Agreement, a new Revolving Credit Note to the assigning Lender in the amount of its Revolving Credit Commitment after giving effect to the reduction occasioned by such assignment, all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of this Agreement and of the other Financing Documents. Concurrently with the execution and delivery of any such Assignment Agreement with respect to a Term Note, the Obligors shall execute and deliver a Term Note to the assignee Lender in the amount of the assigned principal and, unless the assigning Lender shall have assigned all of its rights and obligations under this Agreement with respect to its Term Notes, a new Term Note to the assigning Lender in the amount of the principal not so assigned, all such Term Notes to constitute "Term Notes" for all purposes of this Agreement and of the other Financing Documents. Each assigning Lender, upon the issuance of the Notes to be delivered by the Obligors in connection with such assignment, shall deliver each of its Notes which is the subject of such assignment to the Company for cancellation.

     The Obligors agree to cooperate fully with the Lenders and any rating agency and the Administrative Agent to the extent reasonably necessary to enable and effectuate the participations, assignments and syndication contemplated in this Section 18.

Section 19. Miscellaneous.

     Section 19.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Lender) whether so expressed or not; provided, however, that no Obligor shall not assign or transfer its rights and obligations hereunder.

     Section 19.2. Actions and Proceedings. Any legal action or proceeding against an Obligor with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the State of New York in New York County, the City of New York or in the United States District Court for the Southern District of New York as the Agent, the Collateral Agent or the required Lenders, as the case may be, may elect, and by execution and delivery of this Agreement, each Obligor irrevocably submits to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consents, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, (or

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FTI Consulting, Inc.                                          Credit Agreement


by nationally recognized courier service) to the Company at its address as provided in Section 16 hereof (including to the attention of the individual named in clause (ii) of Section 16) or by any other means permitted by applicable law. If it becomes necessary for the purpose of service of process out of any such courts, each Obligor shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that each Obligor will at all times have an agent for service of process for the above purposes in New York, New York. To the extent permitted by law, final judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of each Obligor to any Lender) against an Obligor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. Each Obligor severally, hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) that it or any of its Property is immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement or any other Financing Document may not be enforced in or by such courts, or (iii) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of any Lender to bring actions, suits or proceedings in the courts of any other jurisdiction.

     Section 19.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 19.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein and in the other Financing Documents, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 19.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 19.6. Payments Due on Non-Business Days. Anything in this Agreement or in the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business

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FTI Consulting, Inc.                                          Credit Agreement

Day (including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day).

     Section 19.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 19.8. Agreement of Lenders. Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Financing Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Collateral Agent and been distributed among the Lenders as contemplated by Section 8.5 hereof in respect of proceeds and avails of collateral then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Obligors to such Lenders in such amount as shall result in a distribution of such payment as contemplated by said Section 8.5. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

     Section 19.9. Waiver of Trial by Jury. Each of the parties hereto hereby, to the fullest extent permitted by law, waives trial by jury in any action brought under or in connection with this Agreement or any of the other Financing Documents.

     Section 19.10. Reproduction of Documents. For the purposes of this Section 19.10, this Agreement and the other Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lenders at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Lenders, may be reproduced by any Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Lender may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Lender in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19.10 shall not prohibit any Obligor or any Lender from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     Section 19.11. Confidential Information. For the purposes of this Section 19.11, "Confidential Information" means information delivered to the Agents or any Lender by or on behalf of the Obligors in connection with the transactions contemplated by or otherwise pursuant

FTI Consulting, Inc.                                          Credit Agreement

to this Agreement that was maintained, created by, or is proprietary to the Company and its operations, personnel, facilities and business enterprises and was clearly marked or labeled or otherwise adequately identified when received by such Agent or Lender as being confidential information of the Obligors, provided that such term does not include information that (a) was publicly known or otherwise known to the Person receiving such information prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Person acting on its behalf, (c) otherwise becomes known to such Person other than through disclosure by the Obligors or (d) constitutes financial statements delivered to such Person under Section 7 that are publicly available. Each such Person receiving Confidential Information will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Person in good faith to protect confidential information of third parties delivered to it, provided that such Person may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Loans and provided that such Person agrees to be bound by the provisions of this Section 19.11 with respect to such Confidential Information), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19.11,
(iii) the Agents or any other Lender, (iv) any Institutional Investor to which a Lender grants a participation in or assigns its Loans to (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19.11), (v) any Person from which such Person offers to purchase any security of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19.11), (vi) any federal or state regulatory authority having jurisdiction over such Person, (vii) any nationally recognized rating agency that requires access to information about such Lender's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Person, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Person is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement, provided that, in the case of any delivery or disclosure contemplated by any of the foregoing clauses (vi) through (x) (other than subclause (z) of clause (x)), such Person shall, unless prohibited by law, give the Company such prior notice thereof as is reasonably practicable under the circumstances.

                           *     *     *     *     *

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                 FTI Consulting, Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 Teklicon, Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 L.W.G., Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 KCI Management Corp.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 Klick, Kent & Allen, Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 S.E.A., Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 Kahn Consulting, Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 Policano & Manzo, L.L.C.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title Manager
                                          ---------------

                                 RestorTek, Inc.

                                 By /s/ JACK B. DUNN IV
                                    -------------------
                                    Name  Jack B. Dunn IV
                                          ---------------
                                    Title CEO
                                          ---------------

                                 Newcourt Commercial Finance Corporation, as
                                   Administrative Agent and as Lender and as Collateral Agent and as Book Manager

                                 By /s/ JOHN P. SIRICO, II
                                    ----------------------
                                    Its Vice President
                                        ---------------------

                                 SunTrust Bank, N.A., as Documentation Agent and
                                   as Lender

                                 By /s/ E. DONALD BESCH, JR.
                                    ------------------------
                                    Its Director
                                        ---------------------

                                 Bank of America, N.A., as Co-Lead Arranger and
                                   Lender

                                 By /s/ BARBARA P. LEVY
                                    -------------------
                                    Its Senior Vice President
                                        ---------------------

                                 Capital Syndication Corporation,
                                   as Syndication Agent and Lead Arranger

                                 By /s/ MARK O'KEEFFE
                                    -----------------
                                    Its Vice President
                                        ---------------------

                                 ING (U.S.) Capital LLC,
                                   as Lender

                                 By /s/ JAMES W. LATIMER
                                    --------------------
                                    Its Managing Director
                                        ---------------------

                                 Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

General Provisions

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of any Financing Document, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of such Financing Document.

     "Account Debtor" means each Person obligated in any way on or in connection with an Account.

     "Accounts" means all of each Obligor's now owned or hereafter acquired or arising accounts evidencing the right of such Obligor to payment for inventory sold or for services rendered (whether or not evidenced by instruments, notes, drafts, acceptances, documents, or chattel paper), whether or not earned by performance, and all of each Obligor's rights to any merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing.

     "Adjusted EBITDA" means, in respect of any period, EBITDA plus, in the event that any Obligor has acquired any Person during the period with respect to which EBITDA was calculated, the EBITDA of such Person (including pro-forma overhead and expenses) for the entire 12-month period ending on the last day of the month immediately preceding the date of such acquisition, provided, that (i) the Lenders shall have received audited financial statements of such Person accompanied by a report satisfactory to the Lenders by a nationally recognized accounting firm acceptable to the Lenders and (ii) any adjustments to EBITDA to give effect to the acquisition of such Person shall be acceptable to the Lenders in their reasonable opinion. The foregoing is in no way intended to permit any transaction otherwise prohibited by this Agreement including, without limitation, any transaction prohibited by Section 10.11.

     "Adjusted LIBOR" means a rate per annum determined in accordance with the following formula:

                Adjusted LIBOR  =           LIBOR
                                   -----------------------
                                   100%-Reserve Percentage

     For purposes of determining Adjusted LIBOR, the following terms have the following meanings:

          "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal,

                                  Schedule B
                             (to Credit Agreement)
     emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, each LIBOR Portion shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, with respect to any Interest Period, an interest rate per annum equal to the London Interbank Offered Rate for such Interest Period, as published or announced two (2) Business Days prior to the commencement of such Interest Period in the Money Rates Section of The Wall Street Journal
                                                        -----------------------
     (Eastern Edition), or (if the London Interbank Offered Rate for such Interest Period is not so published or announced at such time) interpolated from publications or announcements in The Wall Street Journal (Eastern
                                           -----------------------
     Edition) for the London Interbank Offered Rates for the periods of time closest to such Interest Period or, in the event that The Wall Street
                                                           ---------------
     Journal (Eastern Edition) ceases for any reason to publish or announce such
     -------
     rate of interest, any other source selected by the Agent. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 (or if the Telerate Page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service). "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding on the Obligor and the Lenders absent manifest error.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Obligor. Notwithstanding the foregoing, "Affiliate" shall not include Newcourt-CFC or any Person holding Warrants to the extent such status arises solely from being a Warrant holder.

     "Agent" is defined in the introductory paragraph of this Agreement.

     "Agent's Report" is defined in Section 8.6.

     "Agents" means and includes each of the agents referred to in Section 17.1 (and shall not, in any event, include the Company).

     "Applicable LIBOR Margin" shall mean, with respect to the relevant Tranche of Term Notes, the respective percentage indicated in the respective defined term relative to the LIBOR Portion of such Tranche.

     "Applicable Prime Rate Margin" shall mean, with respect to the relevant Tranche, the respective percentage indicated in the respective defined terms relative to the Prime Rate Portion of such Tranche.

     "Applicable Revolving Credit Prime Rate Margin" means 1.75%, which percentage will be adjusted on the first to occur of the delivery to the Agent of the financial statements required by Section 7.1(a) or the 45th day following the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2000), effective such day, determined as follows for the Debt to Cash Flow Ratio as of the last day of such Fiscal Quarter:


---------------------------------------------------------------------
     If the Debt to Cash Flow              Applicable Revolving
             Ratio is                    Credit Prime Rate Margin
---------------------------------------------------------------------
Equal to or greater than 3.50 to 1                 2.00%
---------------------------------------------------------------------
Less than 3.50 to 1 and greater                    1.75%
than or equal to 3.00 to 1
---------------------------------------------------------------------
Less than 3.00 to 1 and greater                    1.50%
than or equal to 2.50 to 1
---------------------------------------------------------------------
Less than 2.50 to 1                                1.25%
---------------------------------------------------------------------

it being acknowledged that the Applicable Revolving Credit Prime Rate Margin shall be 2.00% for any Fiscal Quarter with respect to which the Obligors have not timely delivered the financial statements required by Section 7.1(a) for the prior Fiscal Quarter.

     "Applicable Term A Credit LIBOR Margin" means with respect to any Term A Note for any Interest Period commencing prior to the date which is six (6) months after the date of Closing 3.25%, and for any Interest Period commencing on or after the date which is six (6) months after the date of Closing, the percentage determined as follows for the Debt to Cash Flow Ratio as of the last day of the Fiscal Quarter having been most recently completed at least 60 days prior to the commencement of such Interest Period:

---------------------------------------------------------------------
     If the Debt to Cash Flow        Applicable Term A Credit
             Ratio is                       LIBOR Margin
---------------------------------------------------------------------
Equal to or greater than 3.50 to 1              3.50%
---------------------------------------------------------------------
Less than 3.50 to 1 and greater                 3.25%
 than or equal to 3.00 to 1
---------------------------------------------------------------------
Less than 3.00 to 1 and greater                 3.00%
 than or equal to 2.50 to 1
---------------------------------------------------------------------
Less than 2.50 to 1                             2.75%
---------------------------------------------------------------------

it being acknowledged that the Applicable Term A Credit LIBOR Margin shall be 3.50% for any Interest Period with respect to which the Obligors have not timely delivered the financial statements required by Section 7.1(a) for the Fiscal Quarter having been most recently completed at 60 days prior to the commencement of such Interest Period.

     "Applicable Term A Credit Prime Rate Margin" means 1.75%, which percentage will be adjusted on the first to occur of the delivery to the Agent of the financial statements required by Section 7.1(a) or the 45th day following the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending March 31,
2000), effective such day, determined as follows for the Leverage Ratio as of the last day of such Fiscal Quarter:


---------------------------------------------------------------------
     If the Debt to Cash Flow                Applicable Term A
             Ratio is                    Credit Prime Rate Margin
---------------------------------------------------------------------
Equal to or greater than 3.50 to 1                  2.00%
---------------------------------------------------------------------
Less than 3.50 to 1 and greater                     1.75%
 than or equal to 3.00 to 1
---------------------------------------------------------------------
Less than 3.00 to 1 and greater                     1.50%
 than or equal to 2.50 to 1
---------------------------------------------------------------------
Less than 2.50 to 1                                 1.25%
---------------------------------------------------------------------

it being acknowledged that the Applicable Term A Prime Rate Margin shall be 2.00% for any Fiscal Quarter with respect to which the Obligors have not timely delivered the financial statements required by Section 7.1(a) for the prior Fiscal Quarters.

     "Applicable Term B Credit Prime Rate Margin" means the sum of the then Applicable Term A Credit Prime Rate Margin plus .50%.

     "Applicable Term B Credit LIBOR Margin" means the sum of the then applicable Term A Credit LIBOR Margin plus .50%.

     "Approved Closing Budget" shall mean the 12 month projected budget of the Obligors indicating, among other things, Capital Expenditures, furnished pursuant to Section 4.1.13(c), which shall be satisfactory in form and substance to the Lenders and shall not be subject to amendment without the prior written consent of the Required Lenders.

     "Asset Disposition" means any Transfer except a Transfer (so long as such Transfer is permitted under the Security Documents) which is either (a) made in the ordinary course of business and involving (i) only property that is inventory held for sale and (ii) de minimus Transfers in the ordinary course of business of damaged or obsolete property of an Obligor or (b) made by a Subsidiary to another Subsidiary if at the time thereof and after giving effect thereto, no Default or Event of Default exists hereunder.

     "Assignment of Life Insurance Policy means each collateral assignment of the life insurance policies maintained pursuant to Section 9.2(e) in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

     "Assignment Agreements" is defined in Section 18.2.

     "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 4.1.3(b) or on any update of any such list provided by the Company to the Lenders, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Lenders.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as the same may from time to time be amended, modified or supplemented.

     "Borrowing" means the total of Loans of a single type made to the Obligors by all the Lenders on a single date. Borrowings of Loans are made ratably from each of the Lenders according to their Percentages of the applicable Commitments.

     "Borrowing Base" means, as of any time it is to be determined, 85% of the then outstanding unpaid amount of Eligible Accounts minus the Borrowing Base Reserve; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Company pursuant to Section 7.1(m) hereof and, if required by the Collateral Agent, the Administrative Agent or the Required Lenders pursuant to any of the terms hereof or any Security Document, as verified by such other evidence required to be furnished to the Collateral Agent, the Administrative Agent or the Lenders pursuant hereto or pursuant to any such Security Document.

     "Borrowing Base Certificate" means a certificate executed by a Responsible Officer of the Company, in a form reasonably acceptable to the Agent setting forth the calculation of the

Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Administrative Agent.

     "Borrowing Base Reserve" means, as of any time it is to be determined, an amount equal to the product of (a) the then outstanding unpaid amount of Eligible Accounts multiplied by (b) a percentage equal to the excess of (i) the dilution percentage for the 12-month period ending on last day of the immediately preceding monthly accounting period of the Company, as determined by the most recent field examination, over (ii) 5%; provided, however, that the Borrowing Base Reserve shall not be less than zero.

     "Business Activity Report" means a report required to be filed with the Secretary of State or other appropriate office in New Jersey, Indiana, Michigan, Minnesota or West Virginia (or any other state that requires a creditor to file such a report in order to bring suit or enforce its remedies against an account debtor with respect to such portion of an account in the court or through judicial process of such state) by all entities doing business, or making sales, in such states.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Annapolis, Maryland, New York, New York, Parsippany, New Jersey or Chicago, Illinois, are required or authorized to be closed and, when used with respect to LIBOR Portions, a day on which commercial banks are generally open and dealing in United States Dollar deposits in London, England.

     "Capital Expenditures" for any period of determination hereof shall mean
(a) all expenses incurred during such period by the Obligors in connection with capital replacements, additions, renewals or improvements to any of the capital assets of an Obligor which are required to be capitalized on the books and accounts of the Obligors in accordance with GAAP and (b) the amount of Capital Lease Obligations relating to all Capital Leases entered into during such period by the Obligors.

     "Capital Lease" means, with respect to any Person, any lease by that Person which requires such Person to concurrently recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Cash Interest Charges" means, with respect to any period, the sum (without duplication) of the following: all cash interest (paid or accrued and payable in cash) in respect of Debt of the Obligors (including imputed interest on Capital Leases of the Obligors) deducted in determining Net Income for such period. "Cash Interest Charges" shall be adjusted retroactively to give effect to the Debt of any business entity acquired by an Obligor (whether by acquisition of stock, assets or otherwise) and shall be computed as though such Debt of such business entity so acquired had been owed by the Obligors throughout the applicable calculation period.

     "Change in Control" means any of the following events or circumstances:

            (i) the failure for any reason of the Company to own and hold not less than 100% of the outstanding shares of all voting stock or equity interests of the all Subsidiaries free and clear of any Liens other than the Liens of the Security Documents;

            (ii) any sale of all or substantially all of the capital stock or assets of any Obligors regardless of whether or not in connection with the merger or consolidation provided, however, that the foregoing shall not prohibit any transaction among Subsidiaries otherwise permitted by Section 10.12; and

            (iii) a "change in control" of the Company occurs of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, ("Exchange Act"); any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two (2) year period.

     "Chattel Paper" shall have the meaning specified in the Uniform Commercial Code of the State of New York.

     "Closing" is defined in Section 4.1.

     "Co-Borrowers" shall mean each and every Subsidiary, from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral Agent" means Newcourt, and its successors under the Collateral Agency Agreement.

     "Collateral Agency Agreement" shall mean the Collateral Agency Agreement dated as of February 4, 2000 between the Obligors and the Collateral Agent.

     "Commitments" means the Revolving Credit Commitments, the Term A Loan Commitments and the Term B Loan Commitments.

     "Company" is defined in the first paragraph of this Agreement.

     "Consolidated Net Worth" means, as of the date of any determination, consolidated stockholders' equity of the Company, determined in accordance with GAAP.

     "CP Period" is defined in Section 1.3(b).

     "CP Rate" means an interest rate per annum equal to the Commercial Paper interest rate, as published in the Money Rates section of The Wall Street Journal (Eastern Edition) for the period of days which corresponds most closely to the applicable CP Period of the Loan contemplated under Section 1.3(b).

     "Current Assets" means current assets of the Obligors determined in accordance with GAAP excluding, however, cash and cash equivalents.

     "Current Liabilities" means current liabilities of the Obligors determined in accordance with GAAP excluding Current Maturities of Funded Debt.

     "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

     "Current Ratio" means, as of the date of any determination, the ratio, expressed as a percentage of Current Assets to Current Liabilities.

     "Debt" means, with respect to any Person, all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include without duplication:

            (a) its liabilities for borrowed money (including principal and all accrued interest (whether such interest is due and payable or capitalized and compounded));

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property);

            (c)  its Capital Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities, provided if such Person shall not have assumed or otherwise become liable for such liability, the amount of such liability shall be the then Fair Market Value of such property);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (f)  Swaps of such Person; and

            (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt to Cash Flow Ratio" means, at the date of determination, the ratio of
(a) all Debt of the Obligors at such date to (b) Adjusted EBITDA for the 12-month period ending on such date.

     "Debt Service" means, at the date of determination the sum of the following: (a) Cash Interest Charges for the 12-month period ending on such date, (b) all installments of principal scheduled to be paid on the Term Notes during such period, and (c) the principal component of any payments in respect of Capital Lease Obligations of the Obligors (and in the event of any acquisition occurring during such period, the Capital Lease Obligations of the acquired company) scheduled to be paid during such period. In the case of any such date of determination on or prior to the first anniversary of the date of Closing, each of the foregoing calculations shall be determined on an annualized basis.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Disposition Value" means, at any time, with respect to any property the book value thereof, valued at the time of such disposition in good faith by the related Obligor.

     "Distribution" means:

            (a) dividends or other distributions or payments on capital stock (including so-called phantom stock) of an Obligor or any ERISA Affiliate (except distributions by a Subsidiary to the Company or another Subsidiary);

            (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock; and

            (c) any payment to any stockholder of an Obligor or to any Affiliate of any of them whether in respect of services rendered to an Obligor or otherwise.

            (d) any management, consulting, advisory, earn-out or other generally similar payment or fee to any Person.

Notwithstanding the foregoing, "Distribution" shall not mean or include (i) stock splits and other common stock dividends made on a pro-rata basis to all stockholders, (ii) the issuance of preferred stock of the Company provided, that such preferred stock is not subject to any redemption, re-purchase or acquisition by an Obligor which is either mandatory or at the option of the holder of such preferred stock or (iii) payments of the type described in clauses (c) or (d) made in the ordinary course of business to employees for actual services rendered, provided that such payments are otherwise permitted by the terms and provisions of this Agreement.

     "Documentation Agent" is defined in Section 17.1.

     "EBITDA" means, in respect of any period, the sum of (a) Net Income for such period plus, (without duplication) to the extent deducted in the determination of Net Income for such period, (b) Cash Interest Charges, (c) taxes imposed on or measured by income or excess profits (for such period and without regard to any prior periods) and, (d) the amount of all depreciation and amortization allowances and other non-cash expenses of the Obligors during such period, and minus (e) to the extent added in the determination of Net Income for such period, (i) non-cash income of the Obligors and (ii) any cash payments made or required to have been made during such period by any Obligor in respect of any earn-out arrangement to which such Obligor is subject.

     "Eligible Accounts" means all Accounts arising in the ordinary course of an Obligor's business from credit sales recorded in such Obligor's books and records (but excluding interest, late charges, penalties, collection costs and other sums due or payable in respect thereof), that are subject to a first-priority and valid, fully perfected security interest in favor of the Collateral Agent, and that are and at all time continue to be acceptable to the Collateral Agent in all respects in its reasonable discretion; provided, however, that standards of eligibility may be fixed and revised by the Collateral Agent at any time or from time to time in the Collateral Agent's reasonable discretion, with the consent of the Required Lenders, if such standards shall be relaxed or reduced. Without in any manner limiting the Collateral Agent's discretion to establish other or further standards of eligibility, Eligible Accounts shall not include the following:

            (1) any Account (a) for the rendition of services by an Obligor, which services have not been fully performed with respect to the specific matters invoiced in such account (it being acknowledged that the foregoing shall not be construed to require the completion of the entire project) and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (b) for the sale of goods by an Obligor, which goods do not comply with the specifications of the Account Debtor with respect thereto (if any) or have not been shipped or delivered to, and accepted by, such Account Debtor

     (or, if accepted, the Account Debtor with respect thereto has offered or attempted to return any of such goods) or that otherwise does not represent a final sale;

            (2) any Account (i) that has not been invoiced by such Obligor concurrently with or subsequent to the rendition of services to which such Account related, (ii) that has payment terms of, or has been outstanding for, more than ninety (90) days after the original invoice date for such Account or that has been written off such Obligor's books or otherwise designated as uncollectible or (iii) that was recorded in such Obligor's books for beyond 360 days from the invoice date thereof;

            (3) any Account owed by any Account Debtor or its Affiliates, if fifty percent (50%) or more of all Accounts owed to any Obligor by such Account Debtor or its Affiliates are ineligible by reason of any of the criteria set forth herein;

            (4) any Account with respect to which the Account Debtor thereunder is an Affiliate of an Obligor, or a director, officer, employee or agent of an Obligor or Affiliate of an Obligor;

            (5) any Account which is owed by the United States of America or any department, agency, public corporation or other instrumentality thereof;

            (6) any Account with respect to any Account Debtor whose total obligations owing to the Obligors exceed ten percent (10%) of all Accounts, in each case to the extent the obligations owing to the Obligors by such Account Debtor are in excess of such percentage;

            (7) any Account with respect to which the transaction giving rise thereto was not made in compliance with all applicable laws, or that arises out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Obligors to the Collateral Agent of the Account arising with respect thereto;

            (8) any Account which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Financing Document relating directly or indirectly to the Obligors' Accounts;

            (9) any Account that is not a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, or to the extent that it is subject to setoff, recoupment, rebate, counterclaim, credit or allowance (except any credit, allowance or rebate which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

            (10) any Account in respect of which one or more Obligors are not the sole payees and remittance parties with sole and good and marketable title thereto or that is subject to any assignment, claim or Lien, other than (a) any Lien or security interest in favor of the Collateral Agent and
     (b) Liens consented to in writing by the Collateral Agent (it being acknowledged that the foregoing shall not be construed to exclude an Account solely by reason that a Person other than an Obligor is initially a joint payee, so long as such other Person has a full obligation of remittance to an Obligor and otherwise satisfies the requirements of this definition of "Eligible Accounts");

            (11) any Account that is not payable in cash in U.S. dollars;

            (12) any Account that is evidenced by a promissory note or other instrument or by Chattel Paper unless (a) the Agent shall have specifically agreed in writing to include such Account as an Eligible Account, (b) only payments then due and payable under such promissory note or other instrument or such Chattel Paper shall be included as an Eligible Account, and (c) the original of such promissory note or other instrument or such Chattel Paper has been endorsed and/or assigned and delivered to the Collateral Agent in a manner satisfactory to the Collateral Agent;

            (13) any Account that does not arise from the rendition of services by an Obligor;

            (14) any Account arising from a "sale on approval," "sale or return" or "consignment," "guaranteed sale," "bill and hold," or subject to any repurchase or return agreement, or otherwise having terms by reason of which payment by the Account Debtor with respect thereto may be conditional;

            (15) any Account that is subject to any adverse security deposit or that represents any progress payment or similar advance that is due prior to the completion of performance by an Obligor of the underlying contract for goods or services;

            (16) any Account with respect to which the Account Debtor thereunder is not (i) a resident or citizen of, or is not located within, the United States of America or Canada or (ii) organized under the laws of the United States or Canada unless the Account Debtor with respect thereto has supplied the relevant Obligor with an irrevocable letter of credit issued by a financial institution satisfactory to the Collateral Agent, sufficient to satisfy such Account in full and in form and substance satisfactory to the Collateral Agent and such Obligor has delivered such letter of credit to the Collateral Agent (it being acknowledged that the foregoing shall not be construed to exclude Accounts from law firms with regional offices outside the United States or Canada provided, that the Account Debtor remains the law firm headquartered in, and organized under the law of, the United States or any State thereof or Canada or any province thereof);

            (17) any portion of any Account that is derived from the Account Debtor being located in the States of Indiana, New Jersey, Michigan, Minnesota or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor with respect to such portion of such Account in the court or through any judicial process of such state); provided, however, that such restrictions shall not apply to such Account if (a) at the time such portion of the Account was created and at all times thereafter the related Obligor had filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of New Jersey, Minnesota or West Virginia or such other state, as applicable, and has provided the Collateral Agent with satisfactory evidence thereof or (b) with respect to such Account, the related Obligor was and has continued to be exempt from the filing of such Report and has provided or will provide the Agent with satisfactory evidence thereof; and

            (18) any Account with respect to which any one or more of the following events has occurred (whether or not such event is continuing) with respect to the Account Debtor thereunder: (i) the death or judicial declaration of incompetency of such Account Debtor, if such Account Debtor is an individual; (ii) the filing by or against such Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding up, or other relief under the Bankruptcy Code or any other bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or other similar laws of the United States or any state or political subdivision thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator or other official for such Account Debtor or for any of the assets of such Account Debtor; (v) the institution by or against such Account Debtor or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; (vi) such Account Debtor's admission in writing of its inability to pay, or the non-payment generally by such Account Debtor of, its debts as they become due; (vii) the cessation of the business of such Account Debtor as a going concern; (viii) a proceeding or action is then threatened or pending against the Account Debtor which proceeding or action would be reasonably likely to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due.

     Any Account of an Obligor that is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account.

     "Eligible Assignee" shall mean (a) any Lender, (b) an Affiliate of any Lender, (c) any Federal Reserve Bank, and (d) any commercial bank, insurance company, investment or mutual fund, finance company or other entity which extends credit or buys loans as one of its businesses; it being understood and agreed, however, that (i) with respect to any assignment of any Term Loan, or any advances outstanding under the Revolving Credit Commitments after the

Revolving Credit Termination Date, such entity described in this clause (d) must also be an institutional "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) and (ii) with respect to any assignment of the Revolving Credit Commitments, or any portion thereof and/or any advances under the Revolving Credit Commitments, prior to the Revolving Credit Termination Date, such entity described in this clause (d) must also have total assets in excess of $250,000,000.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Reports" is defined in Section 4.1.12.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with an Obligor under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Excess Cash Flow" for any Fiscal Year shall mean EBITDA for such Fiscal Year, minus (a) the amount of Capital Expenditures for such Fiscal Year (provided such amount is not greater than the amount of Capital Expenditures permitted pursuant to Section 10.7), (b) Current Maturities of Funded Debt for such Fiscal Year including all principal installments required to be paid on the Term Notes for such Fiscal Year, (c) Changes in Working Capital for such Fiscal Year, (d) Cash Interest Charges for such Fiscal Year, (e) taxes imposed on or measured by income or excess profits which is current tax expense during such Fiscal Year, (f) prepayments on the Term Notes made by the Obligors during such Fiscal Year and (g) the aggregate amount of any payments made without violation of this Agreement in respect of earn-outs during such Fiscal Year. For purposes of this definition, the following terms shall have the following meanings:

          "Changes in Working Capital" for any Fiscal Year shall mean the Working Capital as at the end of such Fiscal Year, minus Working Capital as at the beginning of such Fiscal Year.

          "Working Capital" shall mean, as of the date of any determination, the difference between (a) Current Assets, minus (b) Current Liabilities.

No deductions shall be made in calculating "Excess Cash Flow" for any Fiscal Year as a result of any transactions which are not permitted or required by the terms and provisions of the Financing Documents.

"Excess Cash Flow" shall in no event include proceeds of life insurance policies on the lives of Policano or Manzo to the extent such proceeds are either (i) applied to the prepayment of the Notes hereunder or (ii) properly retained and applied by the Company for recruitment costs pursuant to the provisions of
Section 9.2(e).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fee Letter" means and includes (i) the letter of Newcourt Capital to the Company dated November 10, 1999 and (ii) the letter of January 21, 2000 of ING (U.S.) Capital LLC to the Company and any other letters of Lenders delivered to the Company prior to the date of Closing regarding the payment of fees to such Lenders.

     "Financing Documents" shall mean this Agreement, the Notes, the Security Documents, the Hedging Agreements and, for the purposes of this Agreement (and not for the purposes of any reference in the Security Documents to the "Financing Documents") the LLC Purchase Agreement.

     "Fiscal Quarter" means and includes each fiscal quarter of the Company, which fiscal quarters end on March 31, June 30, September 30 and December 31 of each year.

     "Fiscal Year" means the fiscal year of the Company which ends on December 31 of each year.

     "Flow of Funds Statement" means a statement of the source and application at Closing of funds required for the making of the initial Loans hereunder and the consummation of the Related Transactions, certified by the Company as true and correct.

     "Funded Debt" means, with respect to any Person, all Debt of such Person including, without limitation, all borrowings hereunder and all Subordinated Debt and any other Debt excluding Debt of the type described in clause (f) of the definition of "Debt."

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which an Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of an Obligor, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Hedging Agreements" means the agreements from time to time entered into by any one or more of the Obligors evidencing Hedging Liability or otherwise setting forth the terms and conditions applicable thereto.

     "Hedging Liability" means the liability of any one or more of the Obligors to any of the Lenders, or any affiliates of such Lenders, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, or other similar interest rate hedging arrangements as any one or more of the Obligors may from time to time enter into with any one or more of the Lenders party to this Agreement or their affiliates, with written notice to the Administrative Agent.

     "Inactive Subsidiary" or "Inactive Subsidiaries" shall mean and include Bodaken Associates, a Nevada corporation and Anamet Laboratories, Inc., a California corporation.

     "Institutional Investor" means any bank, trust company, finance company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Insurance Account" is defined in the Collateral Agency Agreement.

     "Interest Period" means with respect to any LIBOR Portion, the period commencing on the date such Loan is made and ending one, two or three months thereafter and each one-month, two-month or three-month period thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) no Interest Period in respect of any Tranche may extend beyond a scheduled amortization date, including the final maturity date of the Notes of such Tranche; and

            (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of the next month.

     "Investment" shall mean any acquisition or investment, made in cash or by delivery of property, by an Obligor (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "Key Employees" shall mean and include Jack B. Dunn, IV, Stewart J. Kahn, Michael Policano, Robert Manzo, Barry Monheit, Pat Brady and Glen Baker and, without limiting the right of approval by the Agents and the Required Lenders of any replacements for Messrs. Dunn, Kahn, Policano and Manzo, any and all replacements for each of the foregoing individuals.

     "Lease Assignment" shall mean a collateral assignment of lease as contemplated by Section 9.8 and otherwise satisfactory in form, scope and substance to the Collateral Agent.

     "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by each Obligor as lessee under all leases of real or personal property other than Capital Leases, excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) which are an account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

     "Lenders" means Newcourt, SunTrust, ING and B of A, in their capacity as Lenders hereunder and the other lenders becoming parties hereto pursuant to
Section 18.2.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) and any lien for damages, investigation costs, cleanup costs and response costs incurred by any Governmental Authority under any Environmental Laws.

     "LLC Purchase Agreement" shall mean the LLC Membership Interests Purchase Agreement by and between the Company and Policano and Manzo dated as of February 4, 2000, without amendment or modification thereof.

     "Loan" means a Revolving Credit Loan, a Term A Loan, or a Term B Loan.

     "Loans for Stock Purchases" shall mean and include full recourse loans by the Company to individuals who are employees of one or more Obligors as of the date of Closing provided, that (i) the proceeds of each such loan are used by such individual, concurrently with the making of such loan, to acquire shares of common stock of the Company through a program of loans by the Company to such individual, (ii) each such loan shall be secured by a perfected pledge of the stock acquired by such employee with the proceeds of such loan, and (iii) the proceeds of any sale or transfer of such pledge stock shall be applied to the payment of accrued and unpaid interest and principal on such Loan.

     "Manzo" shall mean Robert Manzo, an individual.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or business prospects of the Obligors taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or business prospects of the Obligors taken as a whole, or (b) the ability of an Obligor to perform their respective payment or other obligations under any of the Financing Documents, or (c) the validity or enforceability of any of the Financing Documents.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Income" means, with reference to any period, the consolidated net income (or loss) of the Obligors for such period (taken as a cumulative whole), as determined in accordance with GAAP, provided that there shall be excluded:

            (a) the income (or loss) of any Person (excluding Subsidiaries) in which an Obligor has an ownership interest, except to the extent that any such income has been actually received by an Obligor in the form of cash dividends or similar cash distributions,

            (b) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

            (c) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

            (d) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

            (e) any net gain from the collection of the proceeds of life insurance policies,

            (f) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of an Obligor,

            (g) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with

     GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof, and

            (h) any portion of such net income that cannot be freely converted into United States Dollars.

"Net Income" shall be adjusted retroactively to give effect to earnings or losses of any other business entity the assets of which have been acquired substantially as an entity by purchase, merger, consolidation or otherwise after the beginning of such period and such acquisition is completed prior to the end of such period.

     "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Newcourt-CFC" means Newcourt Commercial Finance Corporation, a Delaware corporation, and an affiliate of The CIT Group, Inc.

     "New Lender" is defined in Section 2.12.

     "Notes" means each Revolving Credit Note and each Term Note.

     "Obligations" means all obligations of the Obligors to pay principal and interest on the Loans and all other payment obligations of the Obligors to any Agent or any Lender arising under this Agreement or the other Financing Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Obligor" shall mean and include the Company and each Co-Borrower.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Co-Borrower as the case may be, whose responsibilities extend to the subject matter of such certificate.

     "Overdue Rate" means, with respect to any Tranche of Notes, the interest rate then applicable to such Tranche plus an amount equal to 2.00% per annum.

     "P&M" mean Policano & Manzo, L.L.C., a New Jersey limited liability company.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Percentage" means, for each Lender with respect to each type of Commitment, the percentage of the Commitments of such type represented by such Lender's Commitment of such type or, if the Commitments of a type have been terminated, the percentage held by such Lender of the aggregate principal amount of all outstanding Obligations in respect of such Commitment.

     "Performance Bonus" shall mean and include each bonus or bonus plan which, in each case, relates specifically and directly to ascertainable revenue, profit, cash flow or hourly benchmarks and, in addition, in the case of not more than three senior executives of the Company, in the aggregate, for any annual fiscal period, any increase in the equity value of the Company.

     "Permitted Acquisitions" shall mean and include any acquisition by the Company of another Person, provided, that (i) the sole consideration paid by the Company for such acquisition shall consist of shares of common stock of the Company, (ii) such acquisition shall be a stock for stock acquisition such that after giving effect thereto, the acquired Person shall be a wholly-owned Subsidiary of the Company, (iii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists under this Agreement, (iv) concurrently with such acquisition, 100% of the shares of capital stock of the acquiree shall be pledged and delivered to the Collateral Agent as collateral for the Obligations together with such additional Security Documents as the Collateral Agent may require and such acquiree shall become a Obligor hereunder, (v) Consolidated Net Worth immediately after giving effect to such acquisition is not less than Consolidated Net Worth immediately preceding such acquisition, (vi) pro forma EBITDA after giving effect to such acquisition for the 12 month period immediately preceding such acquisition is greater than the actual EBITDA of the Company for said period without giving effect to such acquisition, and (vii) in the event the proposed acquiree has Material contingent liabilities (as determined in the sole discretion of the Agent), the Agent and the Required Lenders shall have given their prior written consent to such acquisition.

     "Permitted Liens" shall mean any Lien permitted under Section 10.9.

     "Person" means an individual, partnership, corporation, estate, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PIK Amount" shall have the meaning ascribed to such term in paragraph 2(c) of the Subordinated Debentures.

     "Plan" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by an Obligor or any ERISA Affiliate or with respect to which an Obligor or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of February 4, 2000 between the Obligors and the Collateral Agent.

     "Pledged Shares" shall mean the certificates, if any, evidencing the shares of capital stock or other equity interests of the Co-Borrowers pledged under and pursuant to the Pledge Agreement.

     "Policano" means Michael Policano, an individual.

     "Portion" means all of the principal indebtedness evidenced by the Notes of the same type bearing interest at the same rate for the same period of time.

     "Prime Rate" means, for any day, the "Prime Rate" as indicated in The Wall Street Journal (Eastern Edition) under the section captioned Money Rates.

     "Pro Forma Closing Date Balance Sheet" means the projected pro forma unaudited balance sheet of the Obligors dated February 4, 2000, reflecting the assets, liabilities and stockholders' equity of the Obligors as of February 4, 2000, adjusted to reflect the effect of the making of the initial Loans hereunder and the use of the proceeds thereof and the consummation of the Related Transactions, including the payment of related costs and expenses and including such reasonable estimates as are permitted or required by GAAP, all as if the date of Closing were February 4, 2000.

     "Property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Related Transactions" is defined in Section 4.1.6.

     "Required Lenders" means the Lenders who, in the aggregate, hold outstanding Term Loans and Revolving Credit Commitments at least equal to 66-2/3% of the sum of (i) all outstanding Term Loans and (ii) all Revolving Credit Commitments, in the aggregate.

     "Required Revolving Credit Lenders" means the Lenders whose Percentages represent at least 66 2/3% of the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the aggregate principal amount of all outstanding Obligations under or in respect of the Revolving Credit.

     "Required Term Lenders" means the Lenders who hold at least 66 2/3% of the principal amount of the Term Notes of each Tranche then outstanding.

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of the subject Financing Document and, for the purposes of
Section 11(d), the President or any Vice President of the Company.

     "Restricted Investments" means all Investments except the following:

            (a) property to be used in the ordinary course of business of an Obligor;

            (b) current assets arising from the sale or lease of goods and services in the ordinary course of business of an Obligor;

            (c) Investments existing on the date of the Closing and disclosed in
     Schedule 5.15;

            (d) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (e) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (f) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

            (g) Investments in Repurchase Agreements;

            (h) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (i) loans to officers and employees of an Obligor made in the ordinary course of business, so long as the outstanding amount of all such loans to all officers and employees of all Obligors shall not, in the aggregate, exceed at any time $1,000,000, provided the outstanding amount of all loans to any individual officer and employee shall not exceed at any time $250,000 (it being agreed that for the purposes of this clause (i) of this definition of "Restricted Investments," the aforementioned loans shall not include loans or advances which constitute compensation for the purposes of, and which are otherwise permitted by, Section 10.6);

            (j) Loans for Stock Purchases;

            (k) Permitted Acquisitions; and

            (l) Investments in Persons who are either (i) Subsidiaries as of the date of Closing or (ii) either with the consent of the Required Lenders or pursuant to a Permitted Acquisition, Persons who after giving effect to such investments, will be Subsidiaries.

     As used in this definition of "Restricted Investments":

          "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, or "A2" or better by Moody's.

          "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Securities Exchange Act Exchange Act of 1934, as amended, and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

          "Moody's" means Moody's Investors Service, Inc.

          "Repurchase Agreement" means any written agreement

                  (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to an Obligor from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by such Obligor to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by such Obligor, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                  (b) in respect of which an Obligor shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which an Obligor, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United

     States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

          "Restricted Stock Agreement" means the Restricted Stock Agreement dated February 4, 2000 by and between the Company and each of Policano and Manzo.

     "Revolving Credit" is defined in Section 1.1.

     "Revolving Credit Commitments" is defined in Section 1.1.

     "Revolving Credit Loan" and "Revolving Credit Loans" each is defined in
Section 1.1.

     "Revolving Credit Note" is defined in Section 1.1.

     "Revolving Credit Termination Date" means February 4, 2005, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 8.3, 12.1 or 12.2.

     "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which an Obligor shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, an Obligor shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property for a period of six months or longer.

     "Secured Obligations" is defined in the Collateral Agency Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" has the meaning set forth in section 2(a)(1) of the Securities Act.

     "Security Agreement" shall mean the Security Agreement dated as of February 4, 2000 between the Obligors and the Collateral Agent.

     "Security Documents" shall mean the Collateral Agency Agreement, the Security Agreement, the Trademark Agreement, Lease Assignments, Pledge Agreement, the Assignment of Life Insurance Policy, together with any agreement entered into at any time for the purpose of securing or guaranteeing the Secured Obligations and/or preserving or protecting the Collateral or the Collateral Agent's interest therein including any agreement or instrument pledged or assigned under any such agreement.

     "Seller Notes" means the promissory notes described in Schedule 5.15.

     "Senior Debt" means any Debt of an Obligor that is not Subordinated Debt.

     "Senior Debt to Cash Flow Ratio" means, at the date of determination, the ratio of (a) all Senior Debt of the Obligors at such date to (b) Adjusted EBITDA for the 12-month period ending on such date.

     "Senior Debt Service Coverage Ratio" means, at the date of determination, Total Debt Service Coverage Ratio reduced by Debt Service in respect of Subordinated Debt during the calculation period.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Co-Borrower, as the case may be.

     "Senior Interest Charges Coverage Ratio" means, at the date of determination, Total Interest Charges Coverage Ratio reduced by Cash Interest Charges in respect of Subordinated Debt for the calculation period.

     "Settlement" means as of any time, the making of, or the receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual funded share of the outstanding amount of Revolving Credit Loans (after giving effect to any Revolving Credit Loan to be made on such day) to be equal to such Lender's ratable share (as hereinafter set forth) of the Revolving Credit Loans then outstanding (after giving effect to any Revolving Credit Loan to be made on such day), in any case where, prior to such event or action, such Lender's actual funded share of the Revolving Credit Loans is not so equal. For purposes hereof, a Lender's "ratable share" of the outstanding Revolving Credit Loans as of any time shall be a fraction of the Revolving Credit Loans then outstanding, the numerator of which is such Lender's Revolving Credit Commitment, and the denominator of which is the Revolving Credit Commitments of all the Lenders.

     "Settlement Amount" is defined in Section 8.6.

     "Settlement Date" is defined in Section 8.6.

     "Subordinated Debentures" is defined in Section 1 of the Subordinated Note Agreement.

     "Subordinated Debt" means the Subordinated Debentures and any other Debt of the Obligors that shall contain or have applicable thereto subordination provisions approved in writing prior to the incurrence thereof by the Required Lenders.

     "Subordinated Note Agreement" means the Investment and Loan Agreement dated as of February 4, 2000 between the Obligors and the holders of the Subordinated Debentures.

     "Subordination Agreement" means the Subordination Agreement dated as of February 4, 2000 among the Holders of the Subordinated Debt and the Agent hereunder.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of any Financing Document, the amount of the obligation under any Swap shall be the amount reasonably anticipated to be payable by such Person thereunder, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Syndication Agent" is defined in Section 17.1.

     "Taxes" is defined in Section 9.7.

     "Term A Loan" and "Term A Loans" each is defined in Section 1.2(a).

     "Term A Loan Commitments" is defined in Section 1.2(a).

     "Term A Note" and "Term A Notes" each is defined in Section 1.2(a).

     "Term B Loan Commitments" is defined in Section 1.2(b).

     "Term B Loan" and "Term B Loans" each is defined in Section 1.2(b).

     "Term B Note" and "Term B Notes" each is defined in Section 1.2(b).

     "Term Commitment" or "Term Commitments" shall mean the Term A Loan Commitments and the Term B Loan Commitments then outstanding.

     "Term Loan" or "Term Loans" shall mean the Term A Loans and the Term B Loans then outstanding.

     "Term Notes" each shall mean the Term A Notes and the Term B Notes then outstanding.

     "Term Portion" is defined in Section 2.1.

     "Total Debt Service Coverage Ratio" means, at the date of determination, the ratio of (a) Adjusted EBITDA minus Capital Expenditures for the 12-month period ending on such date minus taxes imposed on or measured by income or excess profits for the 12-month period ending on such date to (b) Debt Service for the 12-month period ending on such date.

     "Total Interest Charges Coverage Ratio" means, at the date of determination, the ratio of (a) Adjusted EBITDA for the 12-month period ending on such date to (b) Cash Interest Charges for such 12-month period (or if such date is on or prior to the first anniversary of the date of Closing, the period from the date of Closing to such date, on an annualized basis) ending on such date.

     "Trademark Agreement" shall mean the Trademark Collateral Agreement dated the date of Closing between the Company and the Collateral Agent.

     "Tranche" shall mean and include the Revolving Credit Notes, the Term A Notes and the Term B Notes, each as a separate Tranche.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property.

     "U.S. Governmental Authority" means (a) the government of the United States of America or any State or other political subdivision thereof, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Warrants" shall mean the Warrants to purchase common stock of the Company issued by the Company to the holders of the Senior Subordinated Debentures of the Company issued on the date of Closing pursuant to the Warrant Agreement dated the date of Closing among the Company and the holders of the Senior Subordinated Debentures (the "Warrant Agreement").

     "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips material to the business or operations of the Obligors will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.